Exhibit 10.1

ASSET PURCHASE AGREEMENT

by and among

BAYWOOD INTERNATIONAL, INC.,

BAYWOOD NEW LEAF ACQUISITION, INC.,

SKAE BEVERAGE INTERNATIONAL, LLC

and

ERIC SKAE

Dated as of September 9, 2008

Page

ARTICLE I Certain Definitions

1

ARTICLE II Purchase and Sale

7

2.1

Purchase and Sale.

7

2.2

Excluded Assets.

9

2.3

Assumed Liabilities.

10

2.4

Excluded Liabilities.

10

2.5

Purchase Price.

11

2.6

Earn-Out Payment.

12

2.7

Closing.

16

2.8

Instruments of Transfer.

17

ARTICLE II Representations and Warranties of Company and Skae

17

3.1

Organization and Good Standing.

17

3.2

Authorization.

18

3.3

No Conflicts; Consents.

18

3.4

Financial Statements.

19

3.5

No Undisclosed Liabilities.

19

3.6

Taxes.

19

3.7

Property.

20

3.8

Title to and Sufficiency of Purchased Assets.

20

3.9

Intellectual Property.

21

3.10

Contracts and Agreements.

22

3.11

Insurance.

23

3.12

Litigation.

23

3.13

Compliance with Law; Licenses.

23

3.14

Employees.

24

3.15

Employee Benefit Plans.

24

3.16

Environmental Matters.

26

3.17

Bank Accounts and Powers of Attorney.

26

3.18

Absence of Certain Changes.

26

3.19

Books and Records

28

3.20

Transactions with Affiliates

28

3.21

Customers and Suppliers.

28

3.22

Brokers and Finders.

28

3.23

Restrictions on Company Business Activities.

28

3.24

Accounts Payable.

29

3.25

Accounts Receivable.

29

3.26

Full Disclosure.

29

ARTICLE IV Representations and Warranties of Buyer and Baywood

29

4.1

Organization and Good Standing.

29

4.2

Authorization.

30

4.3

No Conflicts; Consents.

30

4.4

Litigation.

30

4.5

Brokers and Finders.

30

4.6

Public Filings.

31

4.7

Capital Stock.

31

4.8

Issuance of Shares.

31

ARTICLE V Covenants of Company and Skae

31

5.1

Normal Course.

31

5.2

Conduct of Company Business.

32

5.3

Access to Information.

33

5.4

Efforts to Satisfy Conditions.

33

5.5

Notification of Certain Matters.

33

5.6

Confidentiality.

34

5.7

Non-Competition.

35

5.8

Non-Solicitation.

35

5.9

Non-Disparagement.

36

5.10

Enforcement; Injunctive Relief

36

5.11

Name Change.

37

5.12

Update of Disclosure Schedule.

37

5.13

Preparation of Audited Financial Statements.

37

5.14

Registration of Motor Vehicles.

37

ARTICLE VI  Covenants of Buyer and Baywood

37

6.1

Efforts to Satisfy Conditions.

37

6.2

Notification of Certain  Matters.

37

6.3

Confidentiality.

38

6.4

Election as Director.

38

6.5

Contribution of Working Capital.

39

6.6

10b Trading Plan

39

6.7

Vehicle Payments

39

6.8

Future Financing

39

6.9

Accrued Vacation

40

ARTICLE VII Covenants of all Parties

40

7.1

Further Assurances.

40

7.2

Certain Filings.

40

7.3

Assignment of Purchased Assets.

40

7.4

Public Announcements.

41

7.5

Certain Tax Matters.

41

7.6

Transfer Taxes.

42

7.7

Receipt of Payments on Accounts Receivable.

42

7.8

Legends.

42

ARTICLE VIII Conditions to Closing

43

8.1

Conditions Precedent to Obligations of Each Party.

43

8.2

Conditions Precedent to Obligations of Buyer and Baywood.

43

8.3

Conditions Precedent to Obligations of Company and Skae.

45

ARTICLE IX Survival; Indemnification

46

9.1

Survival.

46

9.2

Indemnification.

46

9.3

Procedures; No Waiver; Limitations.

47

ARTICLE X Termination of Agreement

49

10.1

Conditions for Termination.

49

10.2

Effect of Termination.

50

ARTICLE XI Miscellaneous

50

11.1

Expenses.

50

11.2

Entire Agreement.

50

11.3

Notices.

50

11.4

Amendment.

51

11.5

Waiver.

51

11.6

Counterparts; Facsimile.

52

11.7

Assignment; Binding Nature; No Beneficiaries.

52

11.8

Headings.

52

11.9

Governing Law.

52

11.10

Dispute Resolution.

52

11.11

Construction.

53

11.12

Agreement.

53

11.13

Remedies Cumulative.

53

11.14

Severability.

53

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of September 9, 2008, is by and among Baywood International, Inc., a Nevada corporation (“Baywood”), Baywood New Leaf Acquisition, Inc., a Nevada corporation and a wholly owned subsidiary of Baywood (“Buyer”), Skae Beverage International, LLC, a Delaware limited liability company (“Company”), and Eric Skae, an individual (“Skae”).

WHEREAS, Company currently operates a business consisting of arranging for the manufacture of, marketing, distributing and selling of beverages;

WHEREAS, Skae is the sole member of and owns all of the outstanding equity interests of Company; and

WHEREAS, Buyer wishes to purchase from Company and Company wishes to sell to Buyer substantially all of the rights and assets of the Company Business (as defined below) other than the Excluded Assets (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Certain Definitions

“Accrued Skae Vacation” has the meaning set forth in Section 6.9.

“Accounts Payable” has the meaning set forth in Section 2.3(c).

“Accounts Receivable” has the meaning set forth in Section 2.1(c).

“Affiliate” shall mean a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.  For purposes of this definition, the terms “control,” “controlled by” and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person and, in the case of an entity, shall require (a) in the case of corporate entities, direct or indirect ownership of at least a majority of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least a majority of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Assumed Contracts” shall mean the specific contracts, licenses and agreements listed in Exhibit 2.1(j).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Agreement” has the meaning set forth in the preamble.

“Balance Sheets” has the meaning set forth in Section 3.4.

“Baywood” has the meaning set forth in the preamble.

“Baywood Bridge Note” means the bridge note dated May 14, 2008 pursuant to which Baywood made a loan to Company in the principal amount of Two Hundred Thousand Dollars ($200,000).

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday on which banks are authorized or required by law to be closed in New York, New York.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Cash” has the meaning set forth in Section 2.1(c).

“Cash Flow Statements” has the meaning set forth in Section 3.4.

“Claim Dispute Notice” has the meaning set forth in Section 9.3(a).

“Claim Notice” has the meaning set forth in Section 9.3(a).

“Closing” has the meaning set forth in Section 2.7(a).

“Closing Balance Sheet” means the balance sheet of Company which is to be prepared by Buyer following the Closing to describe the assets, liabilities and equity ownership of the Company as of the opening of business on the Closing Date.

“Closing Date” has the meaning set forth in Section 2.7(a).

“COBRA” has the meaning set forth in Section 3.15(g).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Business” means the research, design, development, creation, marketing, distribution and sale of any of the products of Company, including, without limitation, non-alcoholic iced tea beverages under the “New Leaf” brand, and the business, operations and assets associated with Company.

“Company Indemnified Parties” has the meaning set forth in Section 9.2(b).

“Company Persons” means those employees, consultants and advisers of Company who have in the past been or are engaged in, or otherwise involved with, the Company Business.

“Confidential Information” means any and all information, whether technical, business, proprietary, financial or otherwise, of or relating to a party, its Affiliates or its business that reasonably appears to be proprietary or confidential in nature because of legends or other markings, the nature of the information itself or the circumstances of disclosure, whether such information is disclosed in writing, through electronic media, orally, visually or in any other form.

“Consideration Shares” has the meaning set forth in Section 2.5(b)(iv).

“Contracts” has the meaning set forth in Section 3.10(a).

“Convertible Promissory Notes” means the Convertible Promissory Note and the Convertible Promissory Note ($100,000).

“Convertible Promissory Note” means that certain convertible promissory note, dated as of the Closing Date, in the principal aggregate amount of One Million Dollars ($1,000,000), payable to Company or its assignees by Baywood, in the form attached hereto as Appendix A.

“Convertible Promissory Note ($100,000)” means that certain convertible promissory note, dated as of the Closing Date, in the principal aggregate amount of One Hundred Thousand Dollars ($100,000), payable to Company or its assignees by Baywood, in the form attached hereto as Appendix B.

“Creditor Release and Cancellation Acknowledgements” means the written acknowledgements of the release and cancellation in favor of Baywood, Buyer, the directors, officers, shareholders, employees and agents of Baywood and Buyer and the respective affiliates of each such releasee in the form attached hereto as Appendix C, executed by each of the parties set forth on Exhibit 2.5(a).

“Damages” has the meaning set forth in Section 9.2(a).

“Disclosure Schedule” means the disclosure schedules accompanying this Agreement.

“Distributor List” means a list of all Persons who have been authorized by Company to sell products as a distributor since January 1, 2006.

“Employee Benefit Plan” has the meaning set forth in Section 3.15(a).

“Employment Agreement” means the employment agreement by and between Baywood and Skae, which has been or will be executed and delivered on or after the execution and delivery of this Agreement and which shall become effective as of the Closing, in the form attached hereto as Appendix D.

 “Encumbrance” means any lien (other than a lien for Taxes not yet due and payable for which an adequate reserve has been established), pledge, mortgage, security interest, charge, restriction, adverse claim against specific property or other encumbrance of any kind or nature whatsoever.

“Environmental Laws” has the meaning set forth in Section 3.16.

“Environmental Liabilities” has the meaning set forth in Section 3.16.

“Equipment” has the meaning set forth in Section 2.1(a).

“ERISA” has the meaning set forth in Section 3.15(a).

“ERISA Affiliate” has the meaning set forth in Section 3.15(a).

 “Excluded Assets” means all the assets described in Section 2.2 as not being transferred to Buyer.

“Excluded Contracts” has the meaning set forth in Section 2.2(c).

“Excluded Liabilities” has the meaning set forth in Section 2.4.

 “Financial Statements” has the meaning set forth in Section 3.4.

“GAAP” means U.S. generally accepted accounting principles, as in effect on the date of this Agreement, consistently applied.

 “Governmental Body” means any governmental or regulatory body, agency, authority, commission, department, bureau, court, tribunal, arbitrator or arbitral body public or private, or political subdivision, whether federal, state, local or foreign.

“Hazardous Materials” has the meaning set forth in Section 3.16.

“Income Statements” has the meaning set forth in Section 3.4.

“Indemnified Party” has the meaning set forth in Section 9.3(a).

“Indemnifying Party” has the meaning set forth in Section 9.3(a).

“Intellectual Property” means all intellectual property owned, used or licensed (as licensor or licensee) by Company for use, or that has been used, or that may be used, in the Company Business, or in any product, technology or process currently or formerly offered by Company, or currently under development or planned by Company, including:

(i)

all copyright interests in any original work of authorship, whether registered or unregistered, including but not limited to all copyright registrations, all applications for registration, all moral rights, all common-law rights, and all rights to register and obtain renewals and extensions of copyright registrations, together with all other copyright interests accruing by reason of international copyright convention (“Copyrights”);

(ii)

all patents (including certificates of invention and other patent equivalents), provisional applications, patent applications and patents issuing therefrom as well as any division, continuation or continuation in part, reissue, extension, reexamination, certification, revival or renewal of any patent, all Inventions and subject matter related to such patents, in any and all forms (“Patents”);

(iii)

all trademarks, trade dress, service marks, trade names, icons, logos, slogans, and any other indicia of source or sponsorship of goods and services, designs and logotypes related to the above, in any and all forms, all trademark registrations and applications for registration related to such trademarks (including, but not limited to intent to use applications), and all goodwill related to the foregoing (“Trademarks”);

(iv)

all domain name registrations (“Domain Names”);

(v)

any formula, design, device or compilation, or other information which is used or held for use by a business, which gives the holder thereof an advantage or opportunity for advantage over competitors which do not have or use the same, and which is not generally known by the public  which has been identified and protected under the Uniform Trade Secret Act (“Trade Secrets”).  Trade Secrets can include, by way of example, formulas, algorithms, market surveys, market research studies, information contained on drawings and other documents, and information relating to research, development or testing;

(vi)

novel devices, processes, compositions of matter, methods, techniques, observations, discoveries, apparatuses, machines, designs, expressions, theories and ideas, whether or not patentable;

(vii)

scientific, financial, marketing or practical knowledge or experience useful in the operation of the Company Business;

(viii)

any and all computer programs and/or software programs (including all source code, object code, firmware, programming tools and/or documentation) and all content contained on Internet site(s);

(ix)

all machine readable databases and compilations and any and all data and collections of data, wherever contained;

(x)

all documentation and media constituting, describing or relating to the above, including memoranda, manuals, technical specifications and other records wherever created throughout the world; and

(xi)

the right to sue for past, present, or future infringement and to collect and retain all damages and profits related to the foregoing.

“IRS” means the U.S. Internal Revenue Service.

“Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation, permit, order or other requirement or guideline.

“Licenses” has the meaning set forth in Section 3.13(b).“Material Adverse Effect” means any material adverse effect on the business, operations, assets, condition (financial or otherwise), liabilities, results of operations or prospects of Company, on the one hand, or Buyer or Baywood, on the other hand.

“Middlebury” means Middlebury Equity Partners, LLC.

“Middlebury Termination” means a termination letter executed by Middlebury acknowledging the satisfaction and discharge of all outstanding obligations between Middlebury and Company and the cancellation of any and all Company warrants, in each case as contemplated by that certain Termination and Settlement Agreement dated April 1, 2008, by and amongst Company, Skae and Middlebury.

“Middlebury Termination Payoff Amount” means $74,395.23.

 “Person” means an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

“Pre-Closing Accounts Receivable” has the meaning set forth in Section 7.7.

“Pre-Closing Tax Period” means (i) all taxable periods ending on or before the Closing Date and (ii) the portion ending on the Closing Date of any taxable period that includes (but does not begin or end on) the Closing Date.

“Prime Rate” means the “prime rate” as reported by The Wall Street Journal from time to time, such rate being based on corporate loans posted by at least seventy five percent (75%) of the nation’s thirty (30) largest banks.

“Purchase Price” has the meaning set forth in Section 2.5.

“Purchased Assets” means all those assets, both tangible and intangible, to be transferred pursuant to this Agreement, as set forth in Section 2.1.

“Promissory Notes (Skae Creditor)” means promissory notes, dated as of the Closing Date, payable by Baywood to those persons in those amounts listed on Exhibit 2.5(a), in the form attached hereto as Appendix G.

“Qualified Financing” has the meaning set forth in Section 6.8.

 “Representatives” of a Person means such Person’s directors, officers, employees, agents, consultants and other representatives.

“Required Consents” has the meaning set forth in Section 7.3.

“Restriction Period” has the meaning set forth in Section 5.7(a).

“Returns” means returns, reports, and information statements with respect to Taxes required to be filed with the IRS or any other Governmental Body, domestic or foreign, including consolidated, combined and unitary tax returns, and returns required in connection with any Employee Benefit Plan.

“Revenues” means bona fide revenues that are recognized in accordance with Buyer’s revenue recognition policies under GAAP.

 “SEC” means the U.S. Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.7.

“Shares” means the shares of common stock, par value $.001 per share, of Baywood.

“Spring Bridge Notes” means those certain promissory notes issued by Baywood to certain investors in April and May, 2008 in an aggregate principal amount of Eight Hundred and Thirty Thousand ($830,000) Dollars.

“2008 Balance Sheet” has the meaning set forth in Section 3.5.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign Governmental Body, including, without limitation, (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto.

“Third Party Claim” has the meaning set forth in Section 9.3(b).

“Transaction Documents” means this Agreement and the Employment Agreement.

“Transfer Taxes” has the meaning set forth in Section 7.6. “U.S.” means the United States of America.

 “Vehicles” means (i) two 2005 Honda Elements and (ii) one 2003 BMW 325i.

ARTICLE II

Purchase and Sale

2.1

Purchase and Sale.

Upon and subject to the terms and conditions hereof, at the Closing, Company shall sell, transfer and assign to Buyer, and Buyer shall purchase and acquire from Company, all of Company’s right, title and interest in and to the assets and rights of every kind, nature and description, real, personal and mixed, tangible and intangible, wherever located, owned, held, used or licensed by Company or in which Company has an interest as of the Closing Date (other than the Excluded Assets, which are being retained by Company), in each case free and clear of all Encumbrances except for the Assumed Liabilities.  Without limiting the generality of the foregoing, the Purchased Assets include the following as of the Closing:

(a)

all furnishings, furniture, office and other supplies, vehicles, spare parts, tools, machinery, equipment and other tangible personal property of any kind (collectively, the “Equipment”), including, without limitation, all of the Equipment listed on Exhibit 2.1(a);

(b)

all items of inventory notwithstanding how classified in the financial records of Company, including, without limitation, raw materials, work-in-process, finished goods, supplies, packaging, spare parts and samples;

(c)

all (i) accounts, accounts receivable and notes receivable (whether short-term or long-term) from unaffiliated third parties or Affiliates of Company and all deposits with unaffiliated third parties or Affiliates, together with any unpaid interest, finance charges and fees accrued thereon from the respective obligors and any security or collateral therefor, including recoverable deposits and advances, so long as such accounts, accounts receivable or notes receivable from or deposit with an Affiliate resulted from trade activity between the Affiliate and Buyer (collectively, the “Accounts Receivable”), including, without limitation those receivables listed on Exhibit 2.1(c), and (ii) cash and cash equivalents (together, the “Cash”);

(d)

all Intellectual Property, including, without limitation, the items listed on Exhibit 2.1(d);

(e)

the right to defend against claims made that any of the Intellectual Property infringes the intellectual property rights of any third party;

(f)

the right to prosecute all patent applications and maintain all patent rights included in the Intellectual Property;

(g)

all Company Business records, risk management records, accounting statements and records, customer records and sales history with respect to customers, sales and marketing records, lists of data providers and component manufacturers, documents, correspondence, studies, reports, and all other books, ledgers, files, and records of every kind (other than Returns and related work papers), tangible data, Distributor Lists, e-mail lists, vendor lists, service provider lists, promotional literature and advertising materials, catalogs, research material, technical information, (in each case, whether such materials are evidenced in writing, electronically, or otherwise);

(h)

all goodwill associated with the name and the business of Company and all of Company’s rights (both legal and equitable), claims or causes of action to protect its rights and interest with respect to its assets, properties, customers and former customers;

(i)

to the extent transferable, all Licenses, including, without limitation, the items listed on Exhibit 2.1(i);

(j)

all rights, title and interest in and to the contracts, licenses and agreements listed on Exhibit 2.1(j) (collectively, the “Assumed Contracts”);

(k)

all rights of recovery and rights of set-off of any kind (except to the extent related to Excluded Liabilities);

(l)

all prepaid expenses and deposits;

(m)

telephone numbers (including all rights in customer service telephone lines), websites and domain names associated with the Company Business, all as listed on Exhibit 2.1(m);

(n)

all computer code and database technology (including source code, html or other mark-up language, embedded programs or graphics related to the Company Business, including, without limitation, all computer code related to the Company web page(s) and databases, which code shall in each case be transferred in a format reasonably acceptable to Buyer, and in a manner capable of reproducing on another website all source code and all web pages utilized in the Company Business or owned by Company);

(o)

all data provided from third parties or clients and used in the Company Business;

(p)

the name “New Leaf” or any variant thereof; and

(q)

subject to Section 6.7, all rights, title and interest in and to the Vehicles; and

(r)

all other assets of Company (whether real or personal, tangible or intangible, absolute or contingent) relating to the Company Business, other than the Excluded Assets.

2.2

Excluded Assets.

The Excluded Assets shall include the following:

(a)

the name “Skae Beverage International, LLC”;

(b)

those items listed on Exhibit 2.2(b) and all books and records exclusively related thereto;

(c)

any minute books, stock records or other data relating to Company’s ownership or operation of the Company Business which are part of Company’s general corporate books and records or required by applicable Law to be retained by Company;

(d)

all rights of Company arising under those contracts listed on Exhibit 2.2(d) (the “Excluded Contracts”); and

(e)

any Contracts, licenses or permits which may not be transferred without the consent, novation, waiver or approval of a third party or entity, unless such consent, novation, waiver or approval has been duly obtained or receipt of which has been waived by Buyer; provided, however, that Baywood and the Buyer each hereby waive any obligation on the Company to obtain consents from the Company’s various beverage distributors.

2.3

Assumed Liabilities.

Buyer shall assume and agree to perform the Assumed Liabilities, effective as of the Closing Date set forth below.  The “Assumed Liabilities” shall mean:

(a)

all liabilities of Company arising under the Assumed Contracts (other than liabilities or obligations attributable to any failure by Company to comply with the terms thereof or liabilities of, and any omissions or negligence on the part of, Company prior to the Closing Date);

(b)

Buyer’s portion of any Taxes pursuant to Sections 7.5 and 7.6;

(c)

all accounts payable relating to the Company Business (“Accounts Payable”) which are included on the Closing Balance Sheet including, without limitation, those listed on Exhibit 2.3(c);

(d)

all liabilities of Company arising under the Baywood Bridge Note; and,

(e)

any and all credits, rebates and/or payments that, in the ordinary course of the Company’s business relating to sales, promotions, marketing or other similar programs conducted by the Company prior to Closing (the “Distributor Credits”).

2.4

Excluded Liabilities.

Company shall be responsible for payment and performance of, and agrees to pay and perform, and be solely responsible for all (and Buyer shall not have any responsibility with respect to any) obligations other than the Assumed Liabilities (the “Excluded Liabilities”).  Without limiting the generality of the foregoing, Company shall be responsible for payment and performance of, and agrees to pay and perform, and be solely responsible for all of (and Buyer shall not have any responsibility with respect to any of) the following:

(a)

all liabilities related to the payment of wages, salaries and the provision of benefits, including severance, accrued vacation and sick leave, to Company Persons who are not retained as employees of Baywood or Buyer immediately following the Closing Date;

(b)

all liabilities arising under any Environmental Law (excluding any such liabilities to the extent created by Buyer’s operation of the Company Business after the Closing);

(c)

all current liabilities including, without limitation, all accounts payable and wages and salaries payable, which are not included on the Closing Balance Sheet;

(d)

all liabilities in any way relating to Excluded Contracts;

(e)

except as set forth in Section 7.5, any Tax liabilities for any Pre-Closing Tax Period;

(f)

any liabilities arising from any work-related injury to any employee or former employee of Company (excluding any such liabilities created by Buyer’s operation of the Company Business after the Closing);

(g)

all current liabilities related to the payment of premiums and other payments with respect to the insurance policies set forth in Section 3.11 of the Disclosure Schedule and the Employee Benefit Plans set forth in Section 3.15(a) of the Disclosure Schedule; and

(h)

all other liabilities that arise up to and including the Closing Date which are not Assumed Liabilities.

2.5

Purchase Price.

(a)

The consideration for the transfer of the Purchased Assets and the Company Business to Buyer by Company shall be (i) Buyer’s delivery at Closing of Promissory Notes in the aggregate principal amount of $One Million Dollars (1,000,000) to those persons and in those amounts listed on Exhibit 2.5(a), (ii) the payment to Company of Two Million Eight Hundred Thousand Dollars ($2,800,000) (the “Purchase Price”), and (iii) if earned, the payment to Skae of deferred purchase price (the “Earnout Payment”) on the one hundred and twentieth day following the first, second and third anniversaries of the Closing  Date (each an “Earnout Payment Date”) in the manner set forth and in the amounts determined in accordance with Section 2.6.

(b)

Payment of the Purchase Price shall be made on the Closing Date (or, in the case of clause (iv) below, within ten (10) days of the Closing Date) as follows:

(i)

Four Hundred Thousand Dollars ($400,000) in cash, by wire transfer of immediately available funds to an account(s) designated by Company;

(ii)

One Million Dollars ($1,000,000), by delivery to Company or its assignee of a Convertible Promissory Note, payable to Company or its assignee;

(iii)

One Hundred Thousand Dollars ($100,000), by delivery to Company or its assignee of a Convertible Promissory Note ($100,000), payable to Company or its assignee;

(iv)

One Million Three Hundred Thousand Dollars ($1,300,000), by delivery of One Million Four Hundred and Forty-Four Thousand Four Hundred and Forty-Four (1,444,444) Shares to Company (the “Consideration Shares”); provided, however, that the stock certificate representing the Consideration Shares shall be delivered within ten (10) days of the Closing Date.

(c)

Adjustment of Convertible Promissory Notes.  The Convertible Promissory Notes shall be subject to Buyer’s rights of offset in the manner and to the extent set forth in the Convertible Promissory Notes.

2.6

Earn-Out Payment.

(a)

Within ninety (90) days after each of the first three (3) twelve (12) month anniversaries of September 30, 2008 (each such anniversary, an “Earnout Reference Date”), Buyer shall calculate the Earnout Payment Amount (as defined in Section 2.6(b) below) for the twelve (12) month period ended on such Earnout Reference Date (each such twelve (12) month period, a “Reference Year”; the first, second and third Reference Years, respectively, are herein referred to as the “First Reference Year”, the “Second Reference Year” and the “Third Reference Year”) and shall provide Skae with a written notice detailing such Earnout Payment Amount and the calculation thereof (an “Earnout Notice”).  Subject to Sections 2.6(f) and (g), Buyer shall pay Skae, in accordance with Section 2.6(e), an Earnout Payment on each Earnout Payment Date in an amount equal to the Earnout Payment Amount due and payable, if any, with respect to the applicable Reference Year; provided, however, that Buyer shall in no event pay to Skae any amounts under this Section 2.6, regardless of the form of payment, in excess of $4,776,100 in the three-Reference Year aggregate (inclusive of the $500,000 earnout bonus payment described in Section 2.6(c)).  Any Earnout Payment made pursuant to this Section 2.6 shall be treated for all Tax purposes as an adjustment to the Purchase Price (subject to the requirements of Section 483 of the Code).

(b)

For purposes of this Agreement:

(i)

“Actual Gross Sales Delta” means, with respect to a particular Reference Year, the increase in Gross Sales during such Reference Year compared with the twelve (12) month period ended September 30, 2008.

 (ii)

“Actual Gross Margin” means, with respect to a particular Reference Year, Cost of Goods Sold as a percentage of Gross Sales.

(iii)

“Actual Versus Target Gross Margin” means, with respect to a particular Reference Year, the quotient of (X) Actual Gross Margin divided by (Y) Target Gross Margin, expressed as a percentage.

(iv)

“Actual Versus Target Gross Sales Delta” means, with respect to a particular Reference Year, the quotient of (X) Actual Gross Sales Delta divided by (Y) Target Gross Sales Delta, expressed as a percentage.

(v)

“Actual Versus Target Gross Sales and Gross Margin Average” means, with respect to a particular Reference Year, the average of (X) the Actual Versus Target Gross Margin and (Y) Actual Versus Target Gross Sales Delta, expressed as a percentage.

(vi)

“Cost of Goods Sold” means, with respect to a particular Reference Year, cost of goods sold attributable to the Company Business, determined in accordance with GAAP.

(vii)

“Earnout Payment Amount” means, with respect to a particular Reference Year, the Reference Year Commission with respect to such Reference Year times the product of (X) the Gross Sales Delta Target with respect to such Reference Year and (Y) the Actual Versus Target Gross Sales and Gross Margin Average.

(viii)

“Gross Sales”, means, with respect to a particular Reference Year, the gross sales of the Buyer attributable to the Company Business, determined in accordance with GAAP.

(ix)

“Reference Year Commission” means, (i), with respect to the First Reference Year, 10%, (ii), with respect to the Second Reference Year, 8% and (iii), with respect to the Third Reference Year, 6%.

(x)

“Target Gross Margin” means (i), with respect to the First Reference Year, 19.6%, (ii), with respect to the Second Reference Year, 33.9% and (iii), with respect to the Third Reference Year, 37.2%.

(xi)

“Target Gross Sales Delta” means (i), with respect to the First Reference Year, $3,440,891, (ii), with respect to the Second Reference Year, $15,360,295 and (iii), with respect to the Third Reference Year, $21,297,005.

Schedule 2.6(b) sets forth a series of examples showing various Earnout Payment Amount scenarios using a variety of Actual Gross Sales Delta and Actual Gross Margin results.

(c)

In the event that aggregate Earnout Payment Amounts earned by Skae is equal to or exceeds $2,850,733, Buyer shall pay Skae an earnout bonus payment in the amount of $500,000, due and payable on the third Earnout Payment Date in cash.

(d)

Within ten (10) days after receiving an Earnout Notice, Skae may, at his option, by providing written notice to Buyer, elect to convert all or part of any Earnout Payment Amount due on such Earnout Payment Date from cash into Shares at a conversion price equal to:

(i)

in respect of any Earnout Payment relating to the First Reference Year, $1.00 per Share;

(ii)

in respect of any Earnout Payment relating to the Second Reference Year, $1.50 per Share; and

(iii)

in respect of any Earnout Payment relating to the Third Reference Year, $2.00 per Share;

provided, however, that the conversion prices set forth in Clauses (i), (ii) and (iii) above shall be ratably adjusted to take into account any stock splits, reverse stock splits, consolidations or other similar actions taken by Baywood with respect to its outstanding capital stock.

(e)

Each Earnout Payment, if any, shall be paid by delivery from Buyer to Company, or its assignee, of certificates representing any amount of Shares which Skae has elected to receive pursuant to Section 2.6(d) and, in respect of any remaining balance of such Earnout Payment, a promissory note in a form reasonably satisfactory to Company, or its assignee, with interest payable at the Prime Rate plus two percent (2%) calculated on the basis of a 360 day year and:

(i)

in respect of any Earnout Payment relating to the First Reference Year, payment in four (4) equal quarterly installments commencing on the date which is three (3) months after the applicable Earnout Payment Date; and

(ii)

in respect of any Earnout Payment relating to the Second Reference Year, payment in four (4) equal quarterly installments commencing on the date which is three (3) months after the applicable Earnout Payment Date; and

(ii)

in respect of any Earnout Payment relating to the Third Reference Year, payment in twelve (12) equal quarterly installments commencing on the date which is three (3) months after the applicable Earnout Payment Date.

(f)

Upon the written request of Skae provided to Buyer no later than ten (10) business days following delivery of an Earnout Notice to Skae, Buyer and Baywood shall permit an independent certified public accounting firm of recognized standing selected by Skae to have access during normal business hours and for a period not exceeding ten (10) business days to such of the records of Buyer and Baywood as may be reasonably necessary to verify the accuracy of Buyer’s compliance with this Section 2.6 (the “Audit Right”).   The fees charged by such accounting firm shall be paid by Skae, except to the extent of an error greater than seven (7%) percent in which case such Baywood shall reimburse Skae for the reasonable fees and expenses of such audit.  If such accounting firm concludes that the amount of any Earnout Payment made to Skae was incorrect, then, within ten (10) days of the date Skae deliver to Buyer and Baywood such accounting firm’s written report so concluding, Buyer or Skae, as applicable, shall remit such payment to the other party, together with interest from the date on which such unpaid amount was so payable at the rate per annum (adjusted quarterly) equal to the “prime rate” as reported by The Wall Street Journal, such rate being based on corporate loans posted by at least seventy five percent (75%) of the nation’s thirty (30) largest banks.  The Audit Right may be exercised once each year and expires forty five (45) days from the Earnout Payment Date.  Upon expiration of this twenty (20) day period without exercise of the Audit Right, the applicable Earnout Payment provided by Buyer shall be deemed correct.   Skae’s accountant is not permitted to disclose to Skae any confidential information of the Buyer or Baywood, as the case may be, and must execute a non-disclosure agreement to the reasonable satisfaction of Baywood. Skae’s accountant may only report whether or not there is a discrepancy in the calculation of the applicable Earnout Payment and how much such discrepancy is.

(g)

The Buyer shall be entitled to offset against any Earnout Payment (i) any indemnification payments to which the Buyer becomes entitled pursuant to Section 9, and (ii) any payments owed by Skae to Buyer in respect of proration of Taxes pursuant to Section 7.5(c) that were not previously paid by Skae; provided, however, that such offset right shall terminate with respect Earnout Payments earned in any Reference Year three (3) months after the Earnout Payment Date applicable to each such Earnout Payment.

(h)

Notwithstanding anything to the contrary set forth in this Section 2.6 Skae shall not have the right to receive, and shall be deemed to have not earned, any Earnout Payment in the event that Skae is then in material breach of Section 5.7 (Non-Competition) of this Agreement and such material breach, if reasonably capable of being cured, remains uncured thirty (30) days after Skae’s receipt of written notice of such material breach from Buyer and/or Baywood.

(i)

Skae understands, acknowledges and agrees that Buyer and Baywood are each entitled to manage their respective businesses, including the Company Business, in their sole and absolute discretion.  Skae further agrees that he shall not have any claim against the Buyer or Baywood, or any of their respective Affiliates, and neither Buyer nor Baywood, nor any of their respective Affiliates, will have any liability to Skae with respect to the management and operation of Buyer or Baywood, including any impact thereof on the payments, if any, to Skae pursuant to this Section 2.6.  Notwithstanding the foregoing, neither Buyer nor Baywood shall act in bad faith in order to reduce the amount or delay the payment of any Earnout Payments.  In furtherance and without limiting the foregoing, Skae understands, acknowledges and agrees that because of the highly speculative nature of achieving the Earnout Payments, Skae has been advised by the Buyer and Baywood that he should not enter into this Agreement unless he is prepared to sell the Company Business for only the amount of the Purchase Price.  Buyer and Baywood’s only obligations with respect to the Earnout Payments are to (1) calculate such payments, if any, and (2) not act in bad faith in order to reduce the amount or delay the payment of such Earnout Payments.  Skae further acknowledges that he is not authorized to, and will not, take (and will not attempt to cause Buyer to take) any action in bad faith in order to increase the amount or accelerate the payments, if any, pursuant to this Section 2.6(a).

2.7

Closing.

(a)

The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at the offices of Hand Baldachin & Amburgey, LLP, 317 Madison Avenue, New York, New York 10017 as soon as possible, but in no event later than three (3) Business Days after satisfaction of the conditions set forth in Article VIII (the “Closing Date”), or at such other time or place as Buyer, Baywood and Skae may agree.

(b)

At the Closing:

(i)

Baywood and Buyer shall execute and deliver the Promissory Notes (Skae Creditor) to the Persons listed on Exhibit 2.5(a), as set forth in Section 2.5(a)(i);

(ii)

Buyer shall deliver, or cause to be delivered, to Company the cash portion of the Purchase Price, as set forth in Section 2.5(b)(i);

(iii)

Buyer shall wire the Middlebury Termination Payoff Amount to Middlebury in connection with the execution and delivery by Middlebury of the Middlebury Termination to Company;

(iv)

Buyer shall execute and deliver to Company or its assignee the Convertible Promissory Notes, as set forth in Section 2.5(b)(ii);

(v)

Buyer shall execute and deliver to Company or its assignee the Convertible Promissory Note ($100,000), as set forth in Section 2.5(b)(iii);

(vi)

Baywood shall, on the Closing Date or within ten (10) days thereof, issue the Shares to Skae as set forth in Section 2.5(a)(v), and deliver to Skae a stock certificate representing the Consideration Shares;

(vii)

Intentionally deleted;

(viii)

Company shall deliver, or cause to be delivered, to Buyer and Baywood the Creditor Cancellation and Release Acknowledgements;

(ix)

to the extent not previously executed and/or delivered, Company and Skae shall execute and/or deliver, or cause to be executed and/or delivered, to Buyer and Baywood each Transaction Document and any other document, certificate or other instrument required to be executed and/or delivered by Company and Skae under this Agreement at or prior to the Closing; and

(ix)

 to the extent not previously executed and/or delivered, Buyer and Baywood shall each execute and/or deliver, or cause to be executed and/or delivered, to Company and Skae each Transaction Document and any other document, certificate or other instrument required to be executed and/or delivered by Buyer and Baywood under this Agreement at or prior to the Closing.

2.8

Instruments of Transfer.

(a)

The transfer of the Purchased Assets to Buyer and assumption of the Assumed Liabilities by Buyer at the Closing shall be effected by the delivery of a Bill of Sale, Assumption Agreement and an Intellectual Property Assignment in recordable form, all in forms prepared by Buyer and reasonably acceptable to Company.

(b)

All tangible Purchased Assets transferred to Buyer at the Closing, including, without limitation, all books, papers, ledgers, documents and records (including, where available, electronic versions thereof) constituting part of the Purchased Assets, will be retained in the offices of Company in existence as of the Closing Date.

ARTICLE III

Representations and Warranties of Company and Skae

Except as disclosed in the Disclosure Schedule, Company and Skae, jointly and severally, hereby represent and warrant to Buyer and Baywood as follows:

3.1

Organization and Good Standing.

(a)

Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties, to carry on its business as it is now being conducted and to carry out its obligations under this Agreement.  Company is duly qualified to transact business and is in good standing in each jurisdiction wherein the nature of the business done or the property owned, leased or operated by it requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.  Copies of the organizational documents of Company and all amendments thereto have been delivered to Buyer and are true, complete and accurate in all respects.  The company records of Company have been made available to Buyer and are all of the company records of Company.  To the extent that any material transactions of Company are not documented in its records, such transactions have been duly authorized by all necessary corporate action on the part of Company and are otherwise disclosed to the extent so required by other portions of this Agreement.  The list of members and transfer records of Company have been made available to Buyer and are true, complete and accurate in all respects.

(b)

Skae is the sole member of and owns all of the outstanding equity interests of Company.  There are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from Company of any equity interest in Company.

3.2

Authorization.

(a)

Company has the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice or filing with, any Governmental Body or other Person.  The execution, delivery and performance by Company of this Agreement and the other Transaction Documents to which Company is a party, and the consummation by it of the transactions contemplated hereby and thereby, are and have been duly and validly authorized and approved by all necessary company and member action on the part of Company.  This Agreement has been duly executed and delivered by Company and constitutes, and the other Transaction Documents to which Company is a party, at the Closing, will be duly executed and delivered by Company and will each then constitute, a legal, valid and binding obligation of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

(b)

Skae represents that he has the full legal capacity to enter into and perform the transactions contemplated by this Agreement, and is not under any prohibition or restriction, contractual, statutory or otherwise, against doing so.  Skae represents that this Agreement has been duly executed and delivered by Skae and constitutes, and the other Transaction Documents to which Skae is a party, at the Closing, will be duly executed and delivered by Skae and will each then constitute, a legal, valid and binding obligation of Skae, enforceable against Skae in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

3.3

No Conflicts; Consents.

Neither the execution and delivery by Company or Skae of this Agreement or any of the Transaction Documents to which Company or Skae is or will be a party, nor the consummation by Company or Skae of the transactions contemplated hereby or thereby, will (i) conflict with or violate the organizational documents or operating agreement of Company or (ii) conflict with, violate, result in the breach of any term of, result in the acceleration of performance of any obligation under, constitute a default under, require the consent or approval of or any notice to or filing with any Person, or create an Encumbrance on any of the properties or assets of Company or Skae under, (x) any material note, mortgage, deed of trust, real property lease or other material agreement or instrument to which Company or Skae is a party or by which Company or Skae or any of their respective properties or assets are bound, (y) any material Law or License, or (z) any material order, decree, writ, or injunction of any Governmental Body having jurisdiction over Company, Skae or any of their respective properties or assets.

3.4

Financial Statements.

Company has delivered to Buyer an audited balance sheet of Company for the fiscal year ended May 31, 2008 and shall, on or before the Closing Date, deliver to Buyer an unaudited balance sheet of Company for the three months ended August 31, 2008 (the “Balance Sheets”) and the related income statements (the “Income Statements”) and statements of members’ equity and cash flow for each of such periods then ended (the “Cash Flow Statements”, and together with the Balance Sheets and Income Statements, including the notes thereto, the “Financial Statements”), copies of which are attached hereto as Section 3.4 of the Disclosure Schedule.  The Financial Statements have been prepared in accordance with GAAP, and present fairly, in all material respects, the financial position, results of operations and cash flow of Company as at the respective dates of and for the periods referred to in such Financial Statements.

3.5

No Undisclosed Liabilities.

Other than those set forth in Section 3.5 of the Disclosure Schedule or which are reflected or reserved against on the Balance Sheets, Company had no liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise).

3.6

Taxes.

(a)

Company has timely filed with the appropriate Governmental Bodies all material Returns required to be filed by it and has paid on a timely basis all material Taxes (whether or not shown on any Return).  The information on such Returns is complete and accurate in all material respects.  There are no liens for Taxes (other than for current Taxes not yet due and payable for which an adequate reserve has been established) upon the Purchased Assets.

(b)

No unpaid deficiencies for Taxes have been claimed, proposed or assessed by any Governmental Body in writing with respect to Company that are still pending and there are no pending or, to the knowledge of Company and Skae, threatened, audits, investigations or claims or issued and outstanding assessments for Taxes of or with respect to Company.  Company has not requested any extension of time within which to file any currently unfiled Returns and no extension of a statute of limitations relating to any Taxes is in effect with respect to Company.

(c)

(i) Each of Company and Skae has made or will make provision for all Taxes payable by it with respect to any Pre-Closing Tax Period which have not been paid prior to the Closing Date; (ii) such provision (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) is adequate to cover all unpaid Taxes of Company and/or Skae for all Pre-Closing Tax Periods; (iii) Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or allocable to any employee, independent contractor, creditor or other third party; and (iv) to the knowledge of Company and Skae, Company is required to file an annual report only in the State of Delaware with state tax returns filed in New York, New Jersey and Pennsylvania, and at the federal level with the Federal Internal Revenue Service, and no written claim has ever been made by a Governmental Body in a jurisdiction where Company does not currently file Returns that Company is or may be subject to taxation by that jurisdiction.

(d)

Company is not liable for Taxes of any other Person and is not currently under any contractual obligation to or a party to any tax sharing agreement or any other agreement providing for payments with respect to Taxes.

(e)

Company has not entered into any sale leaseback or any leveraged lease transaction with respect to the Purchased Assets.

3.7

Property.

Company has good and marketable title to, or in the case of leased property, has valid leasehold interests in, all property and assets (whether real or personal, tangible or intangible) reflected on the Balance Sheets or acquired after June 30, 2008, except property or assets disposed of in the ordinary course of business after June 30, 2008.  None of such properties or assets is subject to any Encumbrances, except:

(i)

Encumbrances disclosed on the Balance Sheets;

(ii)

liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Balance Sheets); or

(iii)

such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby or otherwise impair business operations involving such properties (such items listed in (i) through (iii) being referred to as “Permitted Encumbrances”).

3.8

Title to and Sufficiency of Purchased Assets.

Following the Closing, Buyer will be the lawful owner of, and have good and valid title to, the Purchased Assets, free and clear of all Encumbrances except for Permitted Encumbrances and except for any Encumbrances on the Balance Sheets.  Except as disclosed in Section 3.8 of the Disclosure Schedule, the Purchased Assets include all of the assets and properties necessary for, and all of the assets and properties used or held for use by Company or any other Person in the Company Business, as Company has operated the Company Business (or caused the Company Business to be operated on its behalf) prior to and as of the Closing Date.  None of the Purchased Assets is in the possession, custody or control of any Person other than Company or the Company’s bottler in the ordinary course of the Company’s business.  The tangible Purchased Assets are in good operating condition and repair (ordinary wear and tear excepted), are not in need of any material repair or material maintenance and will be in the same condition on the date on which such Purchased Assets are to be transferred to Buyer (ordinary wear and tear excepted).

3.9

Intellectual Property.

(a)

Section 3.9(a) of the Disclosure Schedule lists (i) all issued Patents, and all pending applications for Patents, owned by Company; (ii) all registered Trademarks, and all pending applications for Trademarks, owned by Company; (iii) all registered Copyrights, and all pending applications for Copyrights, owned by Company; and (iv) all Domain Names owned by Company.

(b)

Company has good and valid title to, or otherwise possesses the rights to use, all Intellectual Property necessary to permit Buyer to operate the Company Business from and after the Closing Date, in the same manner as currently conducted by Company.  Neither the consummation of the transactions contemplated by this Agreement nor Company’s performance hereunder will result in the diminution, license, transfer, termination or forfeiture of Company’s rights in the Intellectual Property.  Except for Intellectual Property owned by third parties and licensed to Company, no Person other than Company has any right or interest of any kind or nature in or with respect to the Intellectual Property, or any portion thereof, or any rights to sell, license, lease, transfer or use or otherwise exploit the Intellectual Property or any portion thereof.  To the knowledge of Company and Skae, there is no material infringement by third parties of any Intellectual Property.  All officers, employees and contractors of Company who have created Intellectual Property, have executed an agreement with Company pursuant to which all rights, title and ownership in and to such Intellectual Property have been assigned to Company.

(c)

There:  (i) is no pending or, to the knowledge of Company and Skae, threatened action, suit, proceeding or claim against Company challenging Company’s rights in or to any Intellectual Property; (ii) is no pending or, to the knowledge of Company and Skae, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned by Company; (iii) is no pending or, to the knowledge of Company and Skae, threatened action, suit, proceeding or claim by others that Company infringed or otherwise violated any patent, trademark, copyright, trade secret or other intellectual property rights of others; (iv) is no patent or published patent application which contains claims that invalidate or may invalidate (A) any Patent owned by Company, or, (B) to the knowledge of Company and Skae, any Patents licensed by Company; in each such case where any such claim would have a Material Adverse Effect; and (v) is no prior art of which Company or Skae are aware that may render any Patent held by Company invalid or any patent application held by Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or a foreign patent authority.

(d)

The Intellectual Property (including, to the knowledge of Company and Skae, the Intellectual Property of third parties licensed to Company), is free and clear of any and all Encumbrances.

(e)

Section 3.9(e) of the Disclosure Schedule sets forth all agreements by which Company is obligated to make to third parties any payments related to the Intellectual

Property.  Company is not bound by an agreement by which it owes any present or future royalties or other payments to third parties in respect of Intellectual Property in excess of $10,000.

3.10

Contracts and Agreements.

(a)

Section 3.10(a) of the Disclosure Schedule sets forth a true, complete and accurate list of each of the following contracts, agreements, arrangements, instruments or understandings, whether oral or written, to which Company is a party or by which Company or its assets or properties are bound (collectively, the “Contracts”):

(i)

each employment or other similar agreement;

(ii)

(A) each management, consulting, retainer or other similar type of agreement under which services are provided by any Person to Company in excess of $25,000 per annum and (B) each agreement or commitment for services and supplies provided by any other Person to Company or requiring payments by Company of more than $25,000 per annum;

(iii)

each agreement that restricts in any manner the operation of the Company Business as presently conducted, including each agreement that restricts the ability of Company to solicit customers, employees or other service providers;

(iv)

each lease (as lessor, lessee, sublessor or sublessee) of any real property;

(v)

each lease (as lessor, lessee, sublessor or sublessee) of any tangible personal property requiring payment during its term or any extension or renewal thereof in excess of $25,000;

(vi)

each license (as licensor, licensee, sublicensor or sublicensee) of any Intellectual Property (other than customary, non-negotiated licenses of commercially available, “packaged, off the shelf” computer software);

(vii)

each agreement under which any money has been or may be borrowed or loaned, or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed, and each guaranty (including “take-or-pay” and “keepwell” agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person;

(viii)

each mortgage agreement, deed of trust, security agreement, purchase money agreement, conditional sales contract or capital lease involving in excess of $10,000;

(ix)

each partnership, joint venture or similar agreement;

(x)

each agreement or commitment to make unpaid capital expenditures in excess of $10,000;

(xi)

each agreement providing for registration of the capital stock of Company under the U.S. securities laws;

(xii)

each agreement containing a change of control provision;

(xiii)

each customer contract providing for payments to Company in excess of $10,000 per year;

(xiv)

each other agreement having an indefinite term or a fixed term of more than one (1) year or requiring payments by Company of more than $25,000 per year; and

(xv)

any other contract or commitment not made in the ordinary course of business that is material to the Company Business.

(b)

Each Contract is legal, valid, binding and in full force and effect and is enforceable by Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity.  Company is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts, and, to the knowledge of Company and Skae, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Contracts.  None of the Contracts has been terminated and Company and Skae are not aware of any intention or right of any party to default under any of the Contracts.

3.11

Insurance.

Section 3.11 of the Disclosure Schedule accurately lists (by type, carrier, policy number, limits, premium and expiration date) all insurance policies currently maintained by Company.  Each such insurance policy is in full force and effect (free from any presently exercisable right of termination on the part of the insurance company issuing such policy prior to the expiration of the term of such policy) and all premiums due and payable in respect thereof have been paid.  Each such insurance policy is in an amount customary for companies similarly situated.  Company has not received notice of cancellation or non-renewal of any such policy.  The transactions contemplated by this Agreement and the other Transaction Documents will not give rise to a right of termination of any such policy by the insurance company issuing the same prior to the expiration of the term of such policy.

3.12

Litigation.

Except as set forth in Section 3.12 of the Disclosure Schedule, there is no lawsuit, governmental investigation or legal, administrative or arbitration action or proceeding pending or, to the knowledge of Company and Skae, threatened against Company or any of its properties or assets, or any director, officer or employee of Company, in his or her capacity as such.

3.13

Compliance with Law; Licenses.

(a)

Company is and has been in material compliance in all respects with all applicable Laws, orders and decrees governing the conduct or operation of its business, and all of its Licenses.  Company has not received any written notice of any violation of any such Law, order, decree or License, and to the knowledge of Company and Skae, no such violation has been threatened.

(b)

Section 3.13(b) of the Disclosure Schedule lists all governmental licenses, approvals, authorizations, registrations, consents, orders, certificates, decrees, franchises and permits (collectively, “Licenses”) of Company.  The Licenses are all of the Licenses necessary for the conduct and operation of the Company Business in the manner as conducted prior to the Closing.  Such Licenses are in full force and effect; and no proceeding is pending or, to the knowledge of Company and Skae, threatened seeking the revocation or limitation of any such License.  To the knowledge of Company and Skae, there exists no state of facts which could cause any Governmental Body to limit, revoke or fail to renew any License related to or in connection with the Company Business as currently conducted or operated by Company.

3.14

Employees.

Section 3.14 of the Disclosure Schedule sets forth a true and complete list of (i) the names, titles, annual salaries and other compensations of all employees of Company; and (ii) the wage rates for non-salaried employees of Company (by classification), in each case who are engaged directly or indirectly with the Company Business.  With respect to the employees listed on Section 3.14 of the Disclosure Schedule, none of such employees has indicated to Company that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise.  Company generally has good relationships with such employees.

3.15

Employee Benefit Plans.

(a)

Section 3.15(a) of the Disclosure Schedule lists all Employee Benefit Plans.  “Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof), of Company or any ERISA Affiliate (as defined below), which are maintained by Company or any ERISA Affiliate, or under which Company or any ERISA Affiliate has or may have any obligation to contribute, including all employee pension, profit-sharing, savings, retirement, incentive, bonus, deferred compensation, employment, severance, vacation, holiday, cafeteria, medical, disability, life, accident or other insurance, equity or equity-based compensation plans, and any other plans, policies, programs, practices, agreements or arrangements.  “ERISA Affiliate” means any entity (whether or not incorporated) other than Company that, together with Company, is or was a member of a controlled group of corporations within the meaning of Section 414(b) of the Code, of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code, or in the case of any Employee Benefit Plan subject to Part 3 of Subtitle B of Title I of ERISA, of an affiliated service group within the meaning of Section 414(m) of the Code.

(b)

With respect to each Employee Benefit Plan, Company has delivered or made available to Buyer true, complete and accurate copies (and written summaries of any unwritten documents) of (i) the Employee Benefit Plan and any amendment thereto, including all employment or severance agreements and any procedures and policies relating to the employment of employees of Company and the use of temporary employees and independent contractors by Company, (ii) the plan’s summary plan description, summaries of material modifications and material communications distributed to participants, and (iii) where applicable, the most recent opinion or determination letter issued by the IRS.

(c)

No Employee Benefit Plan is subject to Title IV of ERISA or is a multiemployer plan (within the meaning of Section 3(37) of ERISA); neither Company nor any ERISA Affiliate has ever contributed to such a plan and no facts exist as a result of which Company could have any liability under Title IV of ERISA.

(d)

Each Employee Benefit Plan which is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS covering all amendments required by the General Agreement on Tariff and Trade of 1994 and subsequent legislation which constitute what is generally referred to as “GUST amendments,” and nothing has occurred and no circumstances exist that adversely affect any such favorable determination letter.  Each Employee Benefit Plan is and has been maintained in form and operation in all material respects in compliance with its terms and all applicable Laws, including, without limitation, ERISA and the Code.

(e)

There are no actions, claims (other than routine claims for benefits), lawsuits or arbitrations, including investigations by any Governmental Body, pending or, to the knowledge of Company and Skae, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and to the knowledge of Company and Skae, there are no facts that could reasonably be expected to give rise to any such actions, claims, lawsuits or arbitrations.

(f)

As of and including the date of the Closing, Company shall have made all contributions, including matching contributions and premiums and other insurance policy fees, required to be made by it up to and including the date of the Closing with respect to each Employee Benefit Plan.

(g)

No Employee Benefit Plan provides welfare benefits for any participant or any dependent or beneficiary of any participant after such participant’s retirement or other termination of employment, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”) or applicable continuation of coverage requirements under other Law.  There has been no communication to any person that could reasonably be expected to promise or grant any such retiree health or life insurance or any retiree death benefits, except as required by COBRA or applicable continuation of coverage requirements under other Law.

(h)

Company has not proposed, announced or agreed to create any additional Employee Benefit Plans or to amend or modify any Employee Benefit Plan in a manner that would (i) cause an increase in benefits under such Employee Benefit Plan, (ii) cause the creation of new benefits or (iii) change any employee coverage that would cause an increase in the expense of maintaining such Plan.

(i)

No individual performs services for Company that Company treats as an independent contractor or as an employee of a third party, including any “leased employee” (within the meaning of Section 414(n) or (o) of the Code).

(j)

The consummation of the transactions contemplated by this Agreement, either alone or in combination with any other event, will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus payments or otherwise) becoming due to any employee of Company who accepts Buyer’s offer of employment, (ii) any increase in the compensation or benefits payable in respect of any such employee, or (iii) any acceleration of the vesting or timing of payment of any benefits or compensation payable in respect of any such employee.

3.16

Environmental Matters.

Except as set forth in Schedule 3.16 of the Disclosure Schedule, (a)  Company is not in violation of any Laws (including without limitation, case law, rules, regulations, orders, judgments, decrees, permits, licenses and governmental approvals) which are intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”); (b)  Company has not handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”), except for reasonable amounts of ordinary office and/or office-cleaning supplies; (c)  Company has not conducted, nor are Company or Skae aware of, any environmental investigations, studies, audits, tests, reviews or analyses, the purpose of which was to discover, identify or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials in any real property owned, operated or leased by Company; and (d) there are no Environmental Liabilities.  As used herein, “Environmental Liabilities” are any claims, demands or liabilities under Environmental Laws which (i) arise out of Company’s operations or activities, or any real property at any time owned, operated or leased by Company (whether such agreement with respect to real property is in writing or otherwise) and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

3.17

Bank Accounts and Powers of Attorney.

Section 3.17 of the Disclosure Schedule sets forth the name of each bank in which Company has an account, lock box or safe deposit box, the number of each such account, lock box and safe deposit box and the names of all Persons authorized to draw thereon or have access thereto.  Except as set forth in Section 3.17 of the Disclosure Schedule, no Person holds any power of attorney from Company.

3.18

Absence of Certain Changes.

Since May 31, 2008, the Company Business has been operated in the ordinary course consistent with past practice.  Without limiting the generality of the immediately preceding sentence and except as set forth in Section 3.18 of the Disclosure Schedule, since May 31, 2008, Company and Skae have not:

(a)

amended or otherwise modified the Company organizational documents or operating agreement;

(b)

mortgaged, pledged or granted any security interest in any of the Company assets;

(c)

increased the compensation, bonus or other benefits payable or potentially payable to of any of the employees or executive officers of the Company Business, or made any distributions of cash to any members, except in the ordinary course of business consistent with past practice;

(d)

terminated or modified any Contract, or received any written notice of termination of any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

(e)

incurred or assumed any indebtedness for borrowed money or guaranteed any obligation or the net worth of any Person;

(f)

discharged or satisfied any Encumbrance other than those then required to be discharged or satisfied during such period in accordance with their original terms;

(g)

paid any material obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, and the current portion of any long term liabilities, shown on the Financial Statements or incurred since the date of the 2008 Balance Sheet in the ordinary course of business consistent with past practice;

(h)

sold, transferred, leased to others or otherwise disposed of any assets having a fair market value in excess of $10,000, except in the ordinary course of business consistent with past practice;

(i)

cancelled, waived or compromised any material debt or claim;

(j)

suffered any damage or destruction to or loss of any of the Company tangible properties or assets (whether or not covered by insurance);

(k)

lost the employment services of any employee whose annual salary exceeded $50,000;

(l)

made any loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice;

(m)

purchased or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(n)

made any capital expenditures or capital additions or betterments in amounts which exceeded $10,000 in the aggregate;

(o)

changed the Company method of accounting or its accounting principles or practices;

(p)

instituted or settled any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to Company or any of its properties or assets;

(q)

made or revoked any Tax elections or settled or compromised any Tax liability with any Governmental Body; or

(r)

entered into any agreement or commitment to do any of the foregoing.

3.19

Books and Records

The books and records of Company with respect to its operations, employees and properties have been maintained in the usual, regular and ordinary manner, all entries with respect thereto have been accurately made, and all transactions have been accurately accounted for.  The matters contained in such books and records are appropriately and accurately reflected in the Financial Statements.

3.20

Transactions with Affiliates

Except as set forth in Section 3.20 of the Disclosure Schedule, there are no loans, leases, royalty agreements or other continuing transactions between Company and any of Company’s members or any member of any officer’s or director’s family.  None of the members of Company (a) has any material direct or indirect interest in any entity that does business with Company; (b) has any direct or indirect interest in any property, asset or right that is used by Company in the conduct of its business; or (c) has any contractual relationship with Company other than such relationships that result solely from being a member of Company.

3.21

Customers and Suppliers.

Section 3.21 of the Disclosure Schedule lists the ten (10) largest customers and the ten (10) largest suppliers of Company, together with the amount of sales or purchases attributable to such customers and suppliers expressed in dollars and as a percentage of total sales or purchases, as the case may be, for of the fiscal year ended March 31, 2008.  Company generally has good commercial relationships with its ten (10) largest customers and suppliers.

3.22

Brokers and Finders.

Company and Skae have not engaged any broker, finder or investment advisor in connection with the transactions contemplated by this Agreement.

3.23

Restrictions on Company Business Activities.

There is no judgment, injunction, order or decree binding upon Company or any of its members or managers, or, to the knowledge of Company and Skae, threatened that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of the Company Business by Company as currently conducted.

3.24

Accounts Payable.

All Accounts Payable arose in the ordinary course of business and are consistent with past practice of Company.  All items which are required by GAAP to be reflected as payables on the Financial Statements and on the books and records of Company are so reflected or set forth in Section 3.24 of the Disclosure Schedule.  There has been no material adverse change since the date of March 31, 2008 in the amount or delinquency of accounts payable of Company, either individually or in the aggregate.

3.25

Accounts Receivable.

All Accounts Receivable of Company have arisen in the ordinary course of business, represent valid obligations to Company arising from bona fide transactions in the ordinary course of business, are not subject to claims or set-off or other defenses or counterclaims, and, except as set forth in Section 3.25 of the Disclosure Schedule, are believed by Company and Skae to be fully collectible in the ordinary course of business within sixty (60) days after the applicable due date.  All of such Accounts Receivable are free and clear of any liens or other charges.  All items which are required by GAAP to be reflected as receivables on the Financial Statements and on the books and records of Company are so reflected or set forth in Section 3.25 of the Disclosure Schedule.  Section 3.25 of the Disclosure Schedule also sets forth the aggregate amount of receivables which relate to services which will not yet be performed by Company as of the Closing Date.

3.26

Full Disclosure.

Company has provided Buyer with all information requested by Buyer in connection with its decision to purchase the Purchased Assets.  No representation, warranty or statement of Company and Skae made in this Agreement or the Schedules or Exhibits hereto contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not false or misleading.

ARTICLE IV

Representations and Warranties of Buyer and Baywood

Buyer and Baywood, jointly and severally, hereby represent and warrant to Company and Skae as follows:

4.1

Organization and Good Standing.

Each of Buyer and Baywood is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has full corporate power and authority to enter into and carry out its obligations under this Agreement.

4.2

Authorization.

Buyer and Baywood have the full legal right, power and authority to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice or filing with, any Governmental Body or other Person.  The execution, delivery and performance by Buyer and Baywood of this Agreement and the other Transaction Documents to which Buyer and Baywood are each a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer and Baywood.  This Agreement has been duly executed and delivered by Buyer and Baywood and constitutes, and the other Transaction Documents to which Buyer and Baywood are each a party, at the Closing, will be duly executed and delivered by Buyer and Baywood and will each then constitute, a legal, valid and binding obligation of Buyer and Baywood, enforceable against Buyer and Baywood in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity.

4.3

No Conflicts; Consents.

Neither the execution and delivery by Buyer and Baywood of this Agreement or any of the Transaction Documents to which each is a party, nor the consummation by it of the transactions contemplated hereby or thereby, will (i) conflict with or violate the charter documents or bylaws of Buyer or Baywood, or (ii) conflict with, violate, result in the breach of any term of, constitute a default under or require the consent or approval of or any notice to or filing with any Person under, any note, mortgage, deed of trust or other agreement or instrument to which Buyer or Baywood is a party or by which Buyer or Baywood is bound, or any Law, decree, writ or injunction of any Governmental Body having jurisdiction over Buyer or Baywood.

4.4

Litigation.

There is no lawsuit, governmental investigation or legal, administrative, or arbitration action or proceeding pending or, to the knowledge of Buyer or Baywood, threatened against Buyer or Baywood, or any director, officer or employee of Buyer or Baywood in his or her capacity as such, which questions the validity of this Agreement or seeks to prohibit, enjoin or otherwise challenge the consummation of the transactions contemplated hereby or which would reasonably be expected to have a Material Adverse Effect on the ability of Buyer or Baywood to consummate the transactions contemplated hereby.

4.5

Brokers and Finders.

Except for the services of Northeast Securities, Inc., Buyer and Baywood have not engaged any broker, finder or investment advisor in connection with the transactions contemplated by this Agreement.  Buyer and Baywood shall be responsible and shall pay all fees, commissions and costs of Northeast Securities, Inc.

4.6

Public Filings.

Baywood has made available to Company and Skae true and complete copies of all reports filed by Baywood with the SEC (collectively, the “SEC Documents”) as of the date of this Agreement and shall make available to Skae any additional SEC Documents filed with the SEC prior to the Closing.  As of their respective filing dates, (i) each SEC Document complied, or shall comply, in all material respects, with the requirements of the Securities Exchange Act of 1934, as amended, and (ii) none of the SEC Documents contained, or shall contain, any untrue statement of a material fact or omitted, or shall omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.7

Capital Stock.

The authorized capital stock of Baywood consists of five hundred million (500,000,000) Shares, of which Seven Million One Hundred Three Thousand Six Hundred Seventy (7,103,670) shares are issued and outstanding, and ten million (10,000,000) shares of preferred stock, par value $0.001 per share, of which Five Hundred Ninety Three Thousand Five Hundred Fifty Eight (593,558) shares are issued and outstanding.  All presently outstanding shares of Baywood’s capital stock have been duly authorized and validly issued, and are fully paid and non-assessable.

4.8

Issuance of Shares.

The Shares to be issued to Skae at the Closing and upon conversion of the Convertible Promissory Notes have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement and the Convertible Promissory Notes, as applicable, will be validly issued, fully paid and non-assessable.  Baywood has reserved (i) Seven Hundred and Thirty Three Thousand Three Hundred and Thirty Four (733,334) Shares for issuance upon conversion of the Convertible Promissory Notes, (ii) One Million One Hundred and Seventy Six Thousand Four Hundred and Seventy One (1,176,471) Shares for issuance upon conversion of the Promissory Notes (Skae Creditors) and (iii) Three Million One Hundred and Eighty Four Thousand and Sixty Seven (3,184,067) Shares for issuance upon conversion of Earnout Payments.

ARTICLE V

Covenants of Company and Skae

Company and Skae, jointly and severally, hereby covenant and agree as follows:

5.1

Normal Course.

From the date hereof until the Closing, Company and Skae will use their good faith commercially reasonable efforts to (a) maintain Company’s existence in good standing; (b) maintain in effect all of Company’s presently existing insurance coverage (or substantially equivalent insurance coverage); (c) preserve Company’s business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its customers and suppliers; and (d) in all respects conduct the Company Business in the usual and ordinary manner consistent with past practice and perform in all material respects all Contracts.

5.2

Conduct of Company Business.

Without limiting the provisions of Section 5.1, Company and Skae will not, without the prior written consent of Buyer or Baywood, cause Company to:

(a)

amend or otherwise modify its organizational documents or operating agreement;

(b)

mortgage, pledge or grant any security interest in any of its assets;

(c)

increase the compensation, bonus or other benefits payable or potentially payable to any of the employees or executive officers of Company except in the ordinary course of business consistent with past practice;

(d)

terminate or modify any Contract, except for terminations of Contracts upon their expiration during such period in accordance with their terms;

(e)

incur or assume any indebtedness for borrowed money or guaranty any obligation or the net worth of any Person;

(f)

discharge or satisfy any Encumbrance other than those which are required to be discharged or satisfied during such period in accordance with their original terms;

(g)

pay any material obligation or liability (absolute, accrued, contingent or otherwise), whether due or to become due, except for any current liabilities, shown on the Financial Statements or incurred since June 30, 2008 in the ordinary course of business consistent with past practice;

(h)

sell, transfer, lease to others or otherwise dispose of any assets having a fair market value in excess of $10,000, except in the ordinary course of business consistent with past practice;

(i)

cancel, waive or compromise any material debt or claim;

(j)

make any loan or advance to any Person other than travel and other similar routine advances to employees in the ordinary course of business consistent with past practice;

(k)

hire or discharge any employee or consultant whose annual compensation exceeds $50,000 per year;

(l)

purchase or acquire any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

(m)

make any capital expenditures or capital additions or betterments in amounts which exceed $10,000 in the aggregate;

(n)

change its method of accounting or its accounting principles or practices;

(o)

institute or settle any litigation or any legal, administrative or arbitration action or proceeding before any court or Governmental Body relating to it or any of its properties or assets;

(p)

make or revoke any Tax elections or settle or compromise any Tax liability with any Governmental Body; or

(q)

enter into any agreement or commitment to do any of the foregoing.

5.3

Access to Information.

Prior to and for a period of five (5) years from the Closing Date (or such longer period as may be required by any Governmental Body or ongoing litigation proceeding), Company and Skae will (a) give Buyer and its Representatives full access during normal business hours to the offices, properties, books and records of Company; (b) furnish Buyer and its Representatives such financial and operating data and other information relating to Company as such Persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of Company to cooperate with the reasonable requests of Buyer and its Representatives in their investigation of Company.

5.4

Efforts to Satisfy Conditions.

Company and Skae shall use their good faith commercially reasonable efforts to satisfy the conditions set forth in Article VIII that are within their respective control.

5.5

Notification of Certain Matters.

Promptly after obtaining knowledge thereof, Company and Skae shall notify Buyer in writing of (a) the occurrence or non-occurrence of any fact or event which causes or would reasonably be likely to cause (i) any representation or warranty of Company or Skae contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of Company or Skae in this Agreement not to be complied with or satisfied in any material respect, and (b) any failure of Company or Skae to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by any of them in any material respect; provided, however, that no such notification shall affect the representations or warranties of Company or Skae, or the right of Buyer and Baywood to rely thereon, or the conditions to the obligations of Buyer and Baywood, or the ability of Buyer and Baywood to terminate this Agreement pursuant to Section 8.2.  Company and Skae shall give prompt notice in writing to Buyer and Baywood of any notice or other communication from any third party alleging that the consent of such third party is or may be required to be obtained by Company or Skae in connection with the transactions contemplated by this Agreement.

5.6

Confidentiality.

(a)

Company and its Affiliates and Skae will hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all Confidential Information concerning Buyer or Baywood, and after the Closing Date, all Confidential Information concerning Company, except to the extent that such Confidential Information can be shown to have been (i) previously known on a non-confidential basis by Company or Skae; (ii) in the public domain through no fault of Company or Skae; (iii) independently developed by Company or Skae without reliance on such Confidential Information or (iv) received from a third party without breach of any duty of confidentiality by such third party; provided, however, that Company may disclose such Confidential Information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Company of the confidential nature of such Confidential Information and are directed by Company to treat such Confidential Information confidentially.

(b)

In the event Company or its Affiliates or Skae are required by judicial or administrative process or by other requirements of Law to disclose the Confidential Information, Company and its Affiliates and Skae shall, before making such disclosure, give prompt notice thereof to Buyer and Baywood and, to the extent reasonably practicable, provide such reasonable cooperation and assistance as Buyer or Baywood may reasonably request (at Buyer’s or Baywood’s expense) to obtain an appropriate protective order or other appropriate remedy.  In the event that no such protective order or other remedy is obtained, Company and its Affiliates and Skae shall furnish only that portion of the Confidential Information which they are advised by counsel is legally required to be furnished.

(c)

The obligation of Company and its Affiliates and Skae to hold the Confidential Information shall be satisfied if they exercise the same care with respect to such Confidential Information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care.

(d)

If this Agreement is terminated for any reason, Company and Skae will, and will use their best efforts to cause Company’s managers, employees, accountants,

counsel, consultants, advisors and agents to, destroy or deliver to Buyer, upon request, all documents and other materials, and all copies thereof, obtained by Company, or on its behalf from Buyer or its Affiliates in connection with this Agreement that are subject to such confidence.  The obligations of Company under this Section 5.6 shall continue for a period of five (5) years following the date of disclosure of the Confidential Information.

5.7

Non-Competition.

(a)

From and after the Closing Date and for a period of three (3) years thereafter (the “Restriction Period”), neither Company nor Skae, anywhere in North America, either directly or indirectly, shall engage in, or own, have an interest in, manage, be employed by, connected with or work for, any Person engaged in, any activity involving the development, marketing, distribution or sale of non-carbonated, non-alcoholic beverage products, including, but not limited to, iced tea, the same as or similar to those sold by Company prior to the Closing Date, except for and subject to (i) the employment of Skae under the Employment Agreement, (ii) Skae performing consultancy services for Pure Distribution, Iceland Springs Water and/or any of their respective wholly-owned holding companies, successors or assigns, so long as those duties do not interfere with his employment obligations under the Employment Agreement, and (iii) passive investments in Persons whose stock is publicly traded, not to exceed ownership of one percent (1%) of the outstanding capital stock of such Person.  For purposes of this Section 5.7, “engage” will include, without limitation rendering service or assistance, directly or indirectly, to any Person that will, or can reasonably be expected to, compete with Buyer or Baywood with respect to the activities set forth in the preceding sentence.

(b)

Notwithstanding anything to the contrary contained in Section 5.7(a), except as provided in clause (i) thereof, neither Company nor Skae, anywhere in the world, either directly or indirectly, at any time during or after the Restriction Period, shall engage in, or own, have an interest in, manage, be employed by, connected with or work for, any Person engaged in, any activity involving the development, marketing, distribution or sale of non-carbonated, non-alcoholic beverage products, including, but not limited to, iced tea, the same as or similar to those sold by Company prior to the Closing Date, that use, include, are marketed, distributed or sold under or otherwise are based or rely upon any of the Intellectual Property (as defined in Article I) of Company, Baywood or Buyer; provided, however, that during the Restriction Period it shall not be a defense to a claim by Buyer or Baywood that Company or Skae have breached or violated the terms of this Section 5.7, that Buyer or Baywood does not have the right under applicable law to prevent third parties from using, including, marketing, distributing, selling or relying on its Intellectual Property.  By way of illustration of the purposes and intent of the foregoing proviso, during the Restriction Period neither Company nor Skae may sell a non-carbonated, non-alcoholic beverage product utilizing the Company name, whether or not similar to a product of Company as of the Closing Date or of Baywood or Buyer after the Closing Date, notwithstanding that Buyer or Baywood then does not have the right under applicable law to prevent third parties from using the Company name.

5.8

Non-Solicitation.

During the Restricted Period, except as permitted in Section 5.7, Company and Skae shall not:

(a)

directly or indirectly, contact or solicit (other than by general advertising) for the purpose of offering employment or hiring, induce or attempt to induce to accept employment, or actually hire (in each case, whether as an employee, consultant, agent, independent contractor or otherwise), any employee of, Buyer, Baywood or any of their respective Affiliates (including former employees of Company); or

(b)

(A) solicit business of the type conducted by Company, Baywood or Buyer from (i) any customer or former customer (within the prior year) of Baywood or Buyer that is known to Company or Skae, (ii) any customer as of the Closing Date or former customer (within the prior year) of Company or (iii) any customer of Company after the Closing Date that is known to Company or Skae,  or (B) induce or attempt to induce any such customer or former customer to cease or reduce its or his/her business or other relationship with Baywood or Buyer, or otherwise interfere with the relationship between Buyer, Baywood or any of their Affiliates with any such Person.

5.9

Non-Disparagement.

During the Restricted Period, none of the parties hereto nor any of Company’s, Buyer’s or Baywood’s officers, directors or agents shall make any statements or take any action that would be injurious to any of the parties’ business reputation in any material respect.

5.10

Enforcement; Injunctive Relief

(a)

The parties desire that the provisions of Sections 5.7, 5.8 and 5.9 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If a court of competent jurisdiction or arbitrator, however, determines that any restrictions imposed on any of the parties in such Sections are unreasonable or unenforceable because of duration, area of restriction, or otherwise, the parties agree and intend that the court or arbitrator shall enforce such Sections to whatever extent the court or the arbitrator deems reasonable.  The parties intend that the court or arbitrator shall have the right to strike or change any provision of such Sections and substitute therefor different provisions to effect the intent of this Subsection (a).

(b)

It is specifically understood, acknowledged and agreed by Company and Skae that (i) the restrictions contained in Sections 5.7 and 5.8 represent a reasonable and necessary protection of the legitimate interests of Baywood and Buyer and that the failure of Company or Skae to observe and comply with these covenants and agreements will cause irreparable harm to Baywood and Buyer; (ii) it is and will continue to be difficult to ascertain the nature, scope and extent of the harm; and (iii) a remedy at law for such failure by Company or Skae will be inadequate.  Accordingly, it is the intention of the parties that, in addition to any other rights and remedies which Baywood and Buyer may have in the event of any breach of Sections 5.7 and 5.8, Baywood and Buyer shall be entitled, and is expressly and irrevocably authorized by Company and Skae, to demand and obtain specific performance, including, without limitation, temporary or permanent injunctive relief, and all other appropriate equitable relief against Company and Skae in order to enforce against them, or in order to prevent any breach or any threatened breach by them of, the covenants and agreements contained in Sections 5.7 and 5.8.

(c)

Notwithstanding anything set forth herein to the contrary, the provisions set forth in Sections 5.7(a) and 5.8 hereof shall terminate and be of no further force and effect to the extent that Employee’s employment hereunder is terminated pursuant to Section 5(e)(i) or Section 5(e)(ii) of the Employment Agreement.

5.11

Name Change.

As soon as commercially reasonable following the Closing Date, Company and Skae shall take all necessary action to change, effective as of the Closing Date, the Company name, including any assumed name, and the name of any entity owned by Company which includes the term “New Leaf Tea”, or any variant thereof, to a name that does not contain the terms “New Leaf Tea”, or any variant thereof, and thereafter shall no longer use for any business purpose any name containing any such term or variant thereof.

5.12

Update of Disclosure Schedule.

Company and Skae shall update the Disclosure Schedule to this Agreement as of the Closing Date to reflect any events occurring or matters discovered between the date hereof and the Closing Date, and any such updates shall not modify the representations and warranties of Company and Skae to which such updates relate except to the extent set forth in Section 5.5.

5.13

Preparation of Audited Financial Statements.

Company and Skae shall complete, prior to Closing, audited statements of income, cash flows and stockholders’ equity of Company for the fiscal year ended May 31, 2008, which shall be prepared in accordance with GAAP and shall comply with the requirements of Item 310(a) of Regulation S-B of the SEC.

5.14

Registration of Motor Vehicles.

Following the Closing Company and Skae shall use good faith efforts to effect the transfer of registration of the Vehicles to Buyer.

ARTICLE VI

Covenants of Buyer and Baywood

Buyer and Baywood, jointly and severally, hereby covenant and agree as follows:

6.1

Efforts to Satisfy Conditions.

Each of Buyer and Baywood shall use its good faith commercially reasonable efforts to satisfy the conditions set forth in Article VIII hereof that are within its control.

6.2

Notification of Certain  Matters.

Promptly after obtaining knowledge thereof, Buyer shall notify Company and Skae of (a) the occurrence or non-occurrence of any fact or event which causes or would reasonably be likely to cause (i) any representation or warranty of Buyer or Baywood contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or (ii) any covenant, condition or agreement of Buyer or Baywood in this Agreement not to be complied with or satisfied in any material respect and (b) any failure of Buyer or Baywood to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of Buyer and Baywood or Company’s and Skae’s right to rely thereon, or the conditions to the obligations of Company and Skae.

6.3

Confidentiality.

Buyer and Baywood and their respective Affiliates will hold, and will use their commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all Confidential Information concerning Company and Skae, except to the extent that such Confidential Information can be shown to have been (i) previously known on a non-confidential basis by Buyer or Baywood; (ii) in the public domain through no fault of Buyer or Baywood; (iii) independently developed by Buyer or Baywood without reliance on such Confidential Information; or (iv) received from a third party without breach of any duty of confidentiality by such third party; provided, that Buyer or Baywood may disclose such Confidential Information to their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such Persons are informed by Buyer or Baywood of the confidential nature of such Confidential Information and are directed by Buyer or Baywood to treat such Confidential Information confidentially.  The obligations of Buyer and Baywood to hold the Confidential Information shall be satisfied if Buyer and Baywood exercise the same care with respect to such Confidential Information as they would take to preserve the confidentiality of their own similar information, but in no event less than a reasonable degree of care.  If this Agreement is terminated, Buyer and Baywood will, and will use commercially reasonable efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to Company, upon request, all documents and other materials, and all copies thereof, obtained by Buyer or Baywood, or on their behalf from Company in connection with this Agreement that are subject to such confidence, except that Buyer and Baywood may retain one copy solely for legal and archival purposes.  The obligations of Buyer, Baywood and their respective Affiliates under this Section 6.3 shall continue for a period of five (5) years following the date of disclosure of the Confidential Information.  In the event that the transactions contemplated by this Agreement are consummated, Buyer’s and Baywood’s obligations pursuant to this Section 6.3 shall immediately terminate.

6.4

Election as Director.

Within thirty (30) days of Closing, Baywood shall cause its board of directors to appoint Skae as a director of Baywood and to maintain such appointment, subject to approval by the shareholders of Baywood in accordance with the Certificate of Incorporation and the by-laws of that corporation, for the longer of (i) such period as Skae or Company is owed an amount exceeding One Hundred and Fifty Thousand Dollars ($150,000) by Baywood in connection with the sale and purchase of the Purchased Assets or (ii) Skae is employed by Buyer in the office of President (or such other office where the duties are materially similar to those duties of Skae as President).

6.5

Contribution of Working Capital.

Following the Closing, Baywood shall fund Six Hundred Thousand Dollars ($600,000) in working capital to the Company Business, less the Middlebury Termination Payoff Amount.  Such funded amounts shall be booked as contributions to Buyer’s capital.

6.6

10b Trading Plan.

The Company shall use its best reasonable efforts, and take such steps as request by Skae in furtherance thereof, in creating a so-called “10b-5 trading plan” for purposes of facilitating the sale by Skae of all or any portion of the Consideration Shares.  Additionally, the Company will reimburse Skae for his reasonable legal fees and expenses in connection therewith, including without limitation in connection with any legal opinion required to facilitate such sale or sales pursuant to Rule 144 or any other available exemption from registration, to a maximum aggregate of Thirty Thousand ($30,000) Dollars.

6.7

Vehicle Payments.

Commencing with the month of September, 2008 (in arrears) and thereafter within ten (10) days of the first of each consecutive month, Baywood shall remit an amount equal to (i) $399.20/month for each Honda Element and (ii) $473.75/month for the BMW, and the Company shall use such funds for the monthly payments with respect to the financing arrangements with respect to each such Vehicle.  Following the Closing, the parties shall work in good faith to (i) re-finance the financing arrangements with respect to such Vehicles such that such financing obligations are assumed by Buyer and/or Baywood and (ii) transfer registration and ownership of such Vehicles to Baywood.  In any event Baywood and/or Buyer shall have the right at any time, but not the obligation, to pre-pay the financing with respect to such Vehicles, either directly or through the Company, in which case the Company and Skae shall cooperate with Baywood and/or Buyer, as the case may be, to transfer ownership of the Vehicles to Baywood and/or Buyer, as the case may be.

6.8

Future Financing.

(a)

Baywood agrees that it intends to go to market for an equity financing in the amount of at least Five Million ($5,000,000) Dollars net proceeds to Baywood between the Closing and March 31,2009, and Baywood shall pursue such financing in good faith within such time frame, subject to events of force majeure, overall market conditions, the price and volatility of Baywood’s common stock, and such other factors that Baywood’s Board of Directors shall in good faith take into consideration.

(b)

In any equity financing conducted by Baywood following the Closing whereby (i) Baywood repays the holders of its Spring Bridge Notes from the proceeds of such financing or (ii) net proceeds to Baywood are greater than Three Million ($3,000,000) Dollars (a “Qualified Financing”), Baywood shall  in each case apply no less than Five Hundred Thousand ($500,000) Dollars of such proceeds  to retire any and all amounts then outstanding under  the Promissory Notes (Skae Creditor), with such application of proceeds done on a basis as directed by Skae, and in the absence of such direction on a parri passu basis among the holders of such outstanding Promissory Notes (Skae Creditor).

6.9

Accrued Vacation.

Buyer shall honor any and all accrued but unused vacation accrued by employees of Skae in calendar year 2008 (“Accrued Skae Vacation”) through the Closing Date to an aggregate maximum of Five Thousand ($5,000) Dollars; provided, however, that any and all such Accrued Skae Vacation must be used by such employees prior to December 31, 2008.

ARTICLE VII

Covenants of all Parties

7.1

Further Assurances.

Subject to the terms and conditions of this Agreement, each party will use its good faith commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.  The parties hereto agree that Company and Skae shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement, and provide to Buyer any books, papers, ledgers, documents and records or other data (including, where available, electronic versions thereof) constituting part of the Purchased Assets which were not previously delivered to Buyer.

7.2

Certain Filings.

The parties shall cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any Governmental Body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

7.3

Assignment of Purchased Assets.

Company and Skae will use their good faith commercially reasonable efforts to (i) obtain for Buyer before the Closing all such third-person consents, licenses, permits and approvals set forth in Section 7.3 of the Disclosure Schedule (“Required Consents”) and (ii) to the extent not obtained before the Closing and waived by Buyer at the Closing, any Required Consents to any Purchased Asset as Buyer may reasonably request.  If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Company thereunder so that Buyer would not in fact receive all such rights, Buyer and Company will cooperate in a mutually agreeable arrangement under which Buyer would obtain the benefits and assume the obligations thereunder (to the extent that it would have been responsible for these obligations had the assignment been effective), or under which Company would enforce for the benefit of Buyer, with Buyer assuming Company’s obligations (to the extent that it would have been responsible for these obligations had the assignment been effective), any and all rights of Company against a third party thereto.  Company and Skae will promptly pay to Buyer when received all monies received by Company under such Purchased Asset or any claim or right or any benefit arising thereunder, except to the extent the same represents an Excluded Asset.

7.4

Public Announcements.

The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law will not issue any such press release or make any such public statement prior to such consultation.

7.5

Certain Tax Matters.

(a)

The sum of the Purchase Price and the Assumed Liabilities shall be allocated among the Purchased Assets and the covenants contained in Sections 5.7 and 5.8 as of the Closing (the “Allocation”).  Within ten (10) Business Days after the Closing, Buyer shall provide Company with a proposed Allocation for Company’s review and comment.  If Company does not provide any comments to Buyer in writing within ten (10) Business Days following delivery by Buyer of the proposed Allocation, then the Allocation proposed by Buyer shall be deemed to be final and binding absent manifest error.  If, however Company submits comments to Buyer within such ten (10) Business Day period, Buyer and Company shall negotiate in good faith to resolve any differences within ten (10) Business Days.  If Company and Buyer are unable to reach a resolution within such ten (10) Business Day period, then all remaining disputed items shall be submitted for resolution by an internationally-recognized, independent accounting firm mutually selected by Buyer and Company (the “Allocation Accounting Firm”), which shall make a final determination as to the disputed items within ten (10) Business Days after such submission, and such determination shall be final, binding and conclusive on Company and Buyer.  The fees and disbursements of the Allocation Accounting Firm shall be shared equally between Company and Buyer.  Any subsequent adjustments to the sum of the Purchase Price and Assumed Liabilities shall be reflected in the Allocation in a manner consistent with Section 1060 of the Code and the Regulations thereunder.  For all Tax purposes, Buyer and Company agree that the transactions contemplated in this Agreement shall be reported in a manner consistent with the terms of this Agreement, including the Allocation, and that none of them will take any position inconsistent therewith in any Tax Return, in any refund claim, in any litigation, or otherwise.  Each of Company and Buyer agrees to cooperate with the other in preparing IRS Form 8594, and to furnish the other with a copy of such Form prepared in draft form within a reasonable period before its filing due date.

(b)

Company shall prepare and timely file, in a manner consistent with past practice, all Returns and amendments thereto related to the Purchased Assets required to be filed by or for Company for all taxable periods ending on or before the Closing Date (which specifically excludes filings of personal Returns to be made by Skae).

(c)

Buyer and Company shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Returns and any audit, litigation or other proceeding with respect to Taxes.  Such cooperation shall include the retention of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  Company shall  (A) retain all books and records with respect to Tax matters pertinent to Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Body, and (B) give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if Buyer so requests, Company shall allow Buyer to take possession of such books and records.

7.6

Transfer Taxes.

Buyer shall be responsible for all sales, use, stamp, documentary, filing, recording or other similar taxes or fees, including any interest and penalties thereon (the “Transfer Taxes”), relating to or arising out of the transactions contemplated hereby.  In the event Company is required by law to file any Return with respect to such Transfer Taxes, it shall properly complete and timely file such Return and shall pay the Transfer Taxes shown to be due thereon, and shall be entitled to reimbursement of one hundred percent (100%) of such Transfer Taxes within ten (10) days of providing Buyer with a receipt evidencing such payment.  The parties hereto shall cooperate in good faith to minimize the Transfer Taxes.

7.7

Receipt of Payments on Accounts Receivable.

From and after the Closing, Buyer shall collect payments on all Accounts Receivable, including those due and payable to Company as of the Closing Date (the “Pre-Closing Accounts Receivable”).  In the event that customers of Company make payments on any Pre-Closing Accounts Receivable directly to Company subsequent to the Closing, Company shall give Buyer written notice of such payments and such amounts paid shall reduce the total amount, if any, otherwise payable to Skae on account of the Pre-Closing Accounts Receivable.  In the event Company receives payments from customers in excess of the amount, if any, otherwise payable to Skae on the Pre-Closing Accounts Receivable, Company shall promptly remit all such excess payments to Buyer.

7.8

Legends.

Each certificate representing Shares shall be stamped or otherwise imprinted with legends substantially similar to the following (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

ARTICLE VIII

Conditions to Closing

8.1

Conditions Precedent to Obligations of Each Party.

The obligations of Buyer, Baywood, Company and Skae to consummate the Closing are subject to the satisfaction of the following conditions:

(a)

There shall not have been issued and be in effect any order, decree or judgment of any Governmental Body enjoining, preventing or restricting the consummation of the transactions contemplated hereby.

(b)

There shall not have been instituted or pending any action or proceeding (other than any actions or proceedings that are demonstrably frivolous) by any Governmental Body or any other Person challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the transactions contemplated hereby, or seeking to obtain material damages in connection with the transactions contemplated hereby.

(c)

All necessary approvals, authorizations and consents of all Governmental Bodies required to consummate the transactions contemplated by this Agreement shall have been obtained and shall remain in full force and effect and all waiting periods relating to such approvals, authorizations or consents shall have expired.

8.2

Conditions Precedent to Obligations of Buyer and Baywood.

The obligations of Buyer and Baywood to consummate the Closing shall also be subject to the satisfaction of the following conditions, any of which may be waived by Buyer or Baywood in its sole discretion:

(a)

Financial Statements.  Company and Skae shall have delivered to Buyer and Baywood a copy of the audited financial statements referred to in Section 5.13.

(b)

Compliance with Covenants.  Company and Skae shall have performed and complied in all material respects with the covenants and obligations required to be performed by them under this Agreement at or prior to the Closing.

(c)

Representations and Warranties.  The representations and warranties of Company and Skae contained in this Agreement which are qualified as to materiality shall be true and correct, and the representations and warranties of Company and Skae which are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct as of such date.

(d)

No Litigation.  There shall not be any pending or threatened litigation by or before any court or Governmental Body that shall affect the right of Buyer to own, use or control any of the Purchased Assets or Buyer’s title therein after the Closing Date in a manner that would have a Material Adverse Effect.

(e)

Lack of Adverse Change.  There shall not have been any Material Adverse Effect (whether or not covered by insurance) nor shall Company have suffered the loss of any License or any material adverse change to any Assumed Contract.

(f)

Update Certificate.  Buyer shall have received from Company and Skae a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 8.2(b),(c), (d) and (e) as of the Closing.

(g)

Intentionally Deleted. .

(h)

Employment Agreement.  Baywood shall have received the Employment Agreement, duly executed and delivered by the parties thereto, and the Employment Agreement shall be in full force and effect.

(i)

Intentionally Deleted.

(j)

Bills of Sale.  Buyer shall have received such Bills of Sale and other instruments of transfer, assumption and assignment and other documents (including any consents thereto by third parties necessary to make the same valid and effective), in such form and containing such terms and provisions as Buyer may reasonably request, as shall be necessary to vest in Buyer all right, title and interest in and to the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances and the Assumed Liabilities.

(k)

Consents.  Buyer shall have received each of the Required Consents listed in Section 7.3 of the Disclosure Schedule as being required as a condition to the Closing.

(l)

Middlebury Termination.  Company shall have received the Middlebury Termination;

(m)

Creditor Release and Cancellation.  Delivery to Buyer and Baywood of the Creditor Release and Cancellation Acknowledgements;

(n)

Other Closing Matters.  Company and Skae shall have delivered to Buyer all documents and instruments, duly executed, required to be delivered by any of them to Buyer under the terms hereof and all other closing documents that Buyer may reasonably request, all in form and substance reasonably satisfactory to Buyer.

8.3

Conditions Precedent to Obligations of Company and Skae.

The obligations of Company and Skae to consummate the Closing shall also be subject to the satisfaction of the following conditions, any of which may be waived by Company and Skae in their sole discretion:

(a)

Compliance with Covenants.  Buyer and Baywood shall have performed and complied in all material respects with the covenants and obligations required to be performed by each of them under this Agreement prior to the Closing.

(b)

Representations and Warranties.  The representations and warranties of Buyer and Baywood contained in this Agreement which are qualified as to materiality shall be true and correct, and the representations and warranties of Buyer and Baywood which are not qualified as to materiality shall be true and correct in all material respects, in each case, as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of a particular date, in which case it shall be true and correct as of such date.

(c)

Update Certificate.  Company and Skae shall have received from Buyer and Baywood a certificate, dated the Closing Date, certifying as to the matters set forth in Sections 8.3(a) and (b) hereof as of the Closing.

(d)

Employment Agreement.  Skae shall have received the Employment Agreement, duly executed and delivered by the parties thereto, and the Employment Agreement shall be in full force and effect.

(e)

Intentionally Deleted. .

(f)

Intentionally Deleted. .

(g)

Intentionally Deleted.

(h)

Other Closing Matters.  Buyer and Baywood shall have delivered to Company and Skae all documents and instruments, duly executed, required to be delivered by them to Company and Skae under the terms hereof and all other closing documents that Company may reasonably request, all in form and substance reasonably satisfactory to Company.

(i)

No Litigation.

 There shall not be any pending or threatened litigation by or before any court or Governmental Body that shall affect the right of Company to own, use or control any of the Shares or such party’s title therein after the Closing Date in a manner that would have a Material Adverse Effect.

(j)

Lack of Adverse Change.  There shall not have been any Material Adverse Effect with respect to the operations, business or financial condition of Buyer or Baywood.

ARTICLE IX

Survival; Indemnification

9.1

Survival.

The representations and warranties of the parties contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing for a period of twelve (12) months, except for warranties pursuant to Sections 3.1, 3.2, 3.4, 3.7, 3.15, 3.16, 4.1, 4.2, 4.3, 4.7, 4.8 and 4.9 and the indemnification obligations with respect thereto, which shall continue until the expiration of the applicable statute of limitations relating to the claim or matter; provided, however, that any expiration shall not terminate or limit in any manner whatsoever any liabilities any Person has or may have hereunder for criminal activity or for common law fraud.  Notwithstanding the time limits set forth above, any covenant, agreement, representation or warranty in respect of which indemnity may be sought under Section 9.2 shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the inaccuracy or breach thereof giving rise to such right to indemnity shall have been given to the party against whom such indemnity may be sought prior to such time and such notice was delivered in accordance with the procedures described in Section 9.3, provided that any such covenant, agreement, representation or warranty shall survive until, and only for the purposes of, the resolution of such claim.  The covenants, agreements, representations and warranties of Company and Skae and the rights and remedies that may be exercised by Buyer and Baywood shall not be limited, diminished, or otherwise affected by or as a result of any information that may have been provided, any investigation or examination that may have been made by, or any knowledge of, Buyer or Baywood or any other party on behalf of Buyer or Baywood.

9.2

Indemnification.

(a)

Company’s and Skae Indemnification Obligations.  On and after the Closing Date, Company and Skae, jointly and severally, hereby agree to indemnify, defend and hold Buyer, Baywood and their respective Affiliates, and each of their respective directors, officers, employees and subsidiaries (collectively, the “Buyer Indemnified Parties”), harmless from and against and in respect of any and all claims, losses, damages, costs, expenses, obligations, liabilities, charges, actions, suits, proceedings, deficiencies, interest, penalties and fines (including costs of collection, attorney’s fees and other costs of defense, costs of enforcing indemnification provisions, and expenses of investigation) (collectively, “Damages”) imposed on, sustained, incurred or suffered by or asserted against them directly or indirectly, but only in respect of:

(i)

any breach of Company’s or Skae’s representations and warranties, including representations and warranties of Company and Skae contained herein, in any Transaction Document or any certificate delivered by Company and Skae pursuant to this Agreement or any Transaction Document;

(ii)

any failure by Company or Skae to perform or otherwise fulfill any of the agreements, covenants, obligations or undertakings hereunder or under any of the Transaction Documents, or under any document delivered by Company or Skae pursuant to this Agreement or any Transaction Document; and

(iii)

all Excluded Liabilities or any obligation or liability of the Company Business related to the Excluded Assets and failure to pay and discharge when due any Excluded Liability or any claim of causes of action by any party such indemnities with respect to the Excluded Liabilities.

(b)

Buyer’s and Baywood’s Indemnification Obligations.  On and after the Closing Date, Buyer and Baywood hereby agree to jointly and severally indemnify, defend and hold harmless Company and its directors, officers, and employees and Skae (collectively, the “Company Indemnified Parties”) from and against and in respect of any and all Damages imposed on, sustained, incurred or suffered by or asserted against them, directly or indirectly, in respect of, but only in respect of:

(i)

any breach of Buyer’s or Baywood’s representations and warranties, including representations and warranties of Buyer and Baywood contained herein, in any of the Transaction Documents, or in any certificate delivered by Buyer or Baywood pursuant to the terms of this Agreement or any Transaction Document; and

(ii)

Buyer’s or Baywood’s failure to perform or otherwise fulfill any of its agreements, covenants, obligations or undertakings hereunder or under any of the Transaction Documents, or under any document delivered by Buyer or Baywood pursuant to this Agreement or any Transaction Document.

9.3

Procedures; No Waiver; Limitations.

(a)

Procedures.  The party or parties seeking indemnification under Section 9.2 (the “Indemnified Party”) agrees to give prompt written notice (a “Claim Notice”) to the party or parties against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 9.2, by such party or any third party; provided, however, that the failure to give such notice shall not affect the Indemnified Party’s rights hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.  It is acknowledged that a Claim Notice may be issued in respect of Damages actually incurred on or prior to the date thereof, as well as Damages that the Indemnified Party could reasonably be expected to incur based on the information known to the Indemnified Party as of the date thereof, but no payment shall be made until such Damages are actually incurred.  The Claim Notice shall state in general terms the circumstances giving rise to the claim, specify the amount of Damages (or an estimate thereof) and make a request for any payment then believed due.  A Claim Notice shall be conclusive against the Indemnifying Party in all respects twenty (20) days after receipt by the Indemnifying Party unless, within such period, the Indemnifying Party sends the Indemnified Party a notice disputing any statements or assertions in the Claim Notice (a “Claim Dispute Notice”).  Any Claim Dispute Notice shall describe the basis for such objection and the amount of the claim that the Indemnifying Party does not believe should be subject to indemnification.  Upon receipt of any Claim Dispute Notice, the Indemnified Party and Indemnifying Party shall use reasonable efforts to cooperate and arrive at a mutually acceptable resolution of the dispute within the next thirty (30) days.  If a resolution is not reached within such thirty (30) day period, either party may commence the dispute resolution procedures set forth in Section 11.10.  If it is finally determined (through either agreement of the parties or arbitration) that all or a portion of the claim amount is owed to the Indemnified Party, the Indemnifying Party shall, within ten (10) days of such determination, pay the Indemnified Party such amount owed, together with interest at the rate of eight percent (8%) from the date of the Claim Notice until the date of actual payment.

(b)

The Indemnifying Party shall have the right to control the defense of any third party suit, action or proceeding (a “Third Party Claim”) at its own expense, including the employment of counsel reasonably satisfactory to the Indemnified Party, and the payment of all fees and expenses of such counsel.  The Indemnified Party shall have the right to employ separate counsel in such Third Party Claim and to participate in such defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party; provided, however, that if the defendants in any Third Party Claim include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, the Indemnified Party may employ separate counsel and the Indemnifying Party shall pay all fees and expenses related to such counsel.  The Indemnifying Party shall not, without the Indemnified Party’s prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim which would have an adverse effect on the Indemnified Party, except that the Indemnifying Party may, without the Indemnified Party’s prior written consent, compromise or settle any such Third Party Claim or consent to entry of any judgment with respect to any Third Party Claim which requires solely money damages paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim.  If the Indemnifying Party fails to assume the defense of any Third Party Claim within twenty (20) days after notice thereof, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the Indemnified Party at any time prior to the compromise, settlement or final determination thereof, and the Indemnifying Party shall pay all fees and expenses of such counsel.  No Indemnified Party shall, without the Indemnifying Party’s prior written consent, settle or compromise any Third Party Claim or consent to the entry of any judgment with respect to any Third Party Claim unless such Indemnified Party has undertaken the defense, compromise or settlement in accordance with this Section 9.3(b) and the consent, compromise or settlement of such Third Party Claim requires solely money Damages to be paid by the Indemnifying Party, and which includes as an unconditional term thereof the release by the claimant or the plaintiff of the Indemnifying Party from all liability in respect of such Third Party Claim.

(c)

No Waiver.  No waiver of a closing condition by either Buyer, Baywood, Company or Skae shall limit such party’s rights under Section 9.2.

(d)

Limitation on Liability.  The aggregate liability of Skae and Company, on the one hand, and Buyer and Baywood, on the other hand, shall not exceed the aggregate consideration actually received by Skae and Company, as the case may be, pursuant to this Agreement, including any Earnout Payment due and payable to, and actually received by, Skae pursuant to Section 2.6.  The remedies set forth in this Article IX are the exclusive remedies for the matters set forth herein.

(e)

Offset.  Buyer shall have the right, at its sole election, to fully and completely offset against any (i) Earnout Payment that is due and (ii) amount payable under the Convertible Promissory Notes, any and all Damages determined in accordance with Section 9.2 to be owed to any Buyer Indemnified Party pursuant to this Article IX.

ARTICLE X

Termination of Agreement

10.1

Conditions for Termination.

This Agreement may be terminated:

(a)

At any time prior to the Closing by mutual consent of Buyer, Baywood, Company and Skae;

(b)

by Buyer or Baywood if the Closing shall not have been consummated by September 30, 2008, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of Buyer or Baywood;

(c)

by Company or Skae if the Closing shall not have been consummated by December, 2008, unless such failure of consummation shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained herein on the part of Company or Skae;

(d)

by Buyer or Baywood, on the one hand, or Company or Skae, on the other hand, if the other party fails to cure a material breach of any representation or warranty, covenant or agreement of this Agreement within ten (10) days after its receipt of written notice of such breach from the non-breaching party; provided, however, that a party shall not be entitled to terminate this Agreement pursuant to this Section 10.1(d) if it is also in material breach of any provision of this Agreement; or

(e)

by Buyer, Baywood, Company or Skae if there shall be any Law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction.

The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d) or (e) shall give notice of such termination to the other parties in accordance with Section 11.3.

10.2

Effect of Termination.

Upon termination of this Agreement for any reason, pursuant to Section 10.1, Buyer, Baywood, Company and Skae shall have no liability or further obligations arising out of this Agreement, except for any liability resulting from any intentional breach of a representation, warranty, covenant or agreement contained in this Agreement prior to termination.  Furthermore, the provisions of Sections 3.22, 4.5, this Section 10.2 and Article XI shall survive any termination of this Agreement.

ARTICLE XI

Miscellaneous

11.1

Expenses.

Each party hereto shall pay all costs and expenses incurred by such party in respect of the transactions contemplated hereby, including all attorneys’ and advisors’ fees; provided, however, that Buyer shall be responsible for those legal, audit and other advisory fees of Company set forth on Exhibit 2.3(c).

11.2

Entire Agreement.

This Agreement (including the Disclosure Schedule and all other Appendices, Schedules and Exhibits hereto) and the other Transaction Documents and certificates delivered hereunder and thereunder, state the entire agreement of the parties, merge all prior negotiations, agreements and understandings, if any, and state in full all representations, warranties, covenants and agreements which have induced this Agreement.  Each party agrees that in dealing with third parties no contrary representations will be made.

11.3

Notices.

All notices and demands of any kind which any party hereto may be required or desire to serve upon another party under the terms of this Agreement shall be in writing and shall be given by:  (a) personal service upon such other party; (b) mailing a copy thereof by certified or registered mail, postage prepaid, with return receipt requested; (c) sending a copy thereof by Federal Express or equivalent courier service; or (d) sending a copy thereof by facsimile, to the parties at the respective addresses and facsimile numbers set forth below:

If to Company or Skae:

Skae Beverage International, LLC

60 Dutch Hill Road, #9

Orangeburg, NY 10962

Attention: Eric Skae, Managing Member

Facsimile: (845) 365-1572

With a copy to:

Irene Fonzi, Attorney at Law

1402 Highway A1A, Suite A

Satellite Beach, Florida 32937

Facsimile:  (321) 777-2227

If to Buyer or Baywood:

Baywood International, Inc.

14950 North 83rd Place, Suite 1

Scottsdale, Arizona 85260

Attention: Neil Reithinger, President & CEO

Facsimile: (480) 483-2168

With a copy to:

Hand Baldachin & Amburgey LLP

317 Madison Avenue, Suite 415

New York, New York 10017

Attention: Alan Baldachin, Esq.

Facsimile: (212) 376-6080

In case of service by Federal Express or equivalent courier service or by facsimile or by personal service, such service shall be deemed complete upon delivery or transmission with appropriate confirmation of receipt, as applicable.  In the case of service by mail, such service shall be deemed complete on the fifth Business Day after mailing.  The addresses and facsimile numbers to which, and persons to whose attention, notices and demands shall be delivered or sent may be changed from time to time by notice served as hereinabove provided by any party upon any other party.

11.4

Amendment.

This Agreement may be modified or amended only by an instrument in writing, duly executed by each of the parties hereto.

11.5

Waiver.

No waiver by any party of any term, provision, condition, covenant, agreement, representation or warranty contained in this Agreement (or any breach thereof) shall be effective unless it is in writing executed by the party against which such waiver is to be enforced.  No waiver shall be deemed or construed as a further or continuing waiver of any such term, provision, condition, covenant, agreement, representation or warranty (or breach) on any other occasion or as a waiver of any other term, provision, condition, covenant, agreement, representation or warranty (or of the breach of any other term, provision, condition, covenant, agreement, representation or warranty) contained in this Agreement on the same or any other occasion.

11.6

Counterparts; Facsimile.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Facsimile transmission of any signed original counterpart and/or retransmission of any signed facsimile transmission shall be deemed the same as the delivery of an original.

11.7

Assignment; Binding Nature; No Beneficiaries.

This Agreement may not be assigned by any party hereto without the written consent of the other parties.  Notwithstanding the foregoing, Buyer or Baywood may assign this Agreement to an Affiliate.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.  Except as otherwise expressly provided in Article IX, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective heirs, personal representatives, legatees, successors and permitted assigns.

11.8

Headings.

The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

11.9

Governing Law.

This Agreement will be construed, interpreted and enforced in accordance with the laws of the State of Arizona applicable to agreements made and to be wholly performed there, excluding its conflict of laws rules.

11.10

Dispute Resolution.

The parties will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation.  If the parties are not able to resolve the issues in dispute on a mutually satisfactory basis within thirty (30) days after commencement of negotiations, the issue or issues in dispute will be submitted to binding arbitration in the State of Arizona before a single arbitrator chosen by the parties, which arbitration must be in accordance with the Commercial Arbitration rules of the American Arbitration Association, as are in effect on the date of delivery of submission for arbitration.  The decision of the arbitrator shall be rendered within thirty (30) days of the close of the hearing record, shall be in writing and shall contain findings of fact and conclusions of law.  The award of the arbitrator shall be final and binding on the parties and may be enforced in any court of competent jurisdiction upon the application of any party hereto.

11.11

Construction.

In this Agreement (a) words denoting the singular include the plural and vice versa, (b) “it” or “its” or words denoting any gender include all genders, (c) the word “including” shall mean “including without limitation,” whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement or the Disclosure Schedule, as applicable, unless otherwise stated, and (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day.

11.12

Agreement.

Buyer, Baywood, Company and Skae acknowledge that they have been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agree that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

11.13

Remedies Cumulative.

The remedies provided for or permitted by this Agreement shall be cumulative and the exercise by any party of any remedy provided for herein shall not preclude the assertion or exercise by such party of any other right or remedy provided for herein.

11.14

Severability.

If any provision of this Agreement shall be held to be invalid or unenforceable, and is not reformed by a court of competent jurisdiction or an arbitrator, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision were not contained herein.

11.15

Venue.

The parties hereby agree that all legal actions, litigations, claims, demands, charges, complaints, investigations, grievances, arbitrations, indictments, grand jury subpoenas or other legal or administrative proceedings arising out of or in connection with this

Agreement shall, unless otherwise agreed, be litigated exclusively in, and the parties hereto hereby agree and consent to be subject to the jurisdiction of, the United States District Court for the Southern District of New York and in the absence of such federal jurisdiction, then exclusively in, and  the parties consent to be subject to the jurisdiction of, the courts of the State of New York in the County of New York.  The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such legal action.  Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such legal action by the mailing of copies thereof by registered airmail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail.  Nothing in this Section 11.15 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.  The consents to jurisdiction set forth in this Section 11.15 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as to legal action between the parties hereto as provided in this Section 11.15.  Each Party agrees that any judgment obtained under the selected forum may be enforced in any other applicable forum.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first set forth above.

BAYWOOD INTERNATIONAL, INC.

By:	/s/ Neil Reithinger
Neil Reithinger Chief Executive Officer

BAYWOOD NEW LEAF ACQUISITION, INC.

By:	/s/ Neil Reithinger
Name: Neil Reithinger Title:President

SKAE BEVERAGE INTERNATIONAL, LLC

By:	/s/Shiela Skae
Name: Shiela Skae Title: Business Manager

By:	/s/ Eric Skae
Eric Skae

Appendices, Exhibits and Disclosure Schedule to Asset Purchase Agreement

Appendices

Appendix A

Form of Convertible Promissory Note

Appendix B

Form of Convertible Promissory Note ($100,000)

Appendix C

Form of Creditor Release and Cancellation Acknowledgement

Appendix D

Form of Employment Agreement

Appendix E

Intentionally Deleted

Appendix F

Intentionally Deleted

Appendix G

Form of Promissory Note (Skae Creditor)

Appendix H

Intentionally Deleted

Appendix I

Intentionally Deleted

Exhibits

Exhibit 2.1(a)

Equipment

Exhibit 2.1(d)

Intellectual Property

Exhibit 2.1(i)

Licenses

Exhibit 2.2(b)

Excluded Assets

Exhibit 2.2(d)

Excluded Contracts

Exhibit 2.6(b)

Earnout Payment Scenarios

Disclosure Schedule

Section 3.5

Undisclosed Liabilities

Section 3.8

Necessary Assets

Section 3.9(a)

Intellectual Property

Section 3.9(e)

Agreements related to Intellectual Property

Section 3.10(a)

Contracts

Section 3.13(b)

Licenses

Section 3.16

Environmental Matters

Section 3.18

Certain Changes in Operations of Company

Section 3.20

Transactions with Affiliates

Section 3.24

Accounts Payable

Section 3.25

Accounts Receivable

Section 7.3

Required Consents

Exhibit 2.1(a)

Equipment

All of the following property is located at 60 Dutch Hill Road Office; with exception of two laptops:

4 Dell Computers
2 Laptops used by Sales Reps
1 Brother printer
2 HP Printer/Copiers
1 Fax machine
8 File cabinets
7 Desks
7 Office chairs
1 Conference table w/4 chairs
1 Utility refrigerator
1 Storage cabinet
5 Bookshelves

Exhibit 2.1(d)

Intellectual Property

Trade Dress
None

Trademarks
New Leaf marks
Word Mark	Reg. 2916219
Design & Word Application	App. No. 77291122
Newleafbrands.com
Drink New Leaf.com
UPC Company Prefix
Midnightsunbrands.com

Exhibit 2.1(i)

Licenses

Licenses & Certificates

Kosher Certificates for the following products, effective from June 1, 2008 through May 31, 2009:

Product Name		Symbol
	Blue Tea Lemon	OU
	Blue Tea Peach	OU
	Blue Tea Raspberry	OU
	Green Tea Ginseng	OU
	Green Tea Mango	OU
	Green Tea Plum	OU
	White Tea Ginseng & Honey	OU
	White Tea Honeydew Melon	OU
	White Tea Strawberry	OU
	White Tea Tangerine	OU
	Diet Blue Tea Lemon	OU
	Diet Blue Tea Peach	OU
	Mo-Tea-To Black Tea Lime & Mint	OU

State Licenses done by Castle Co Packers as required by States:

Rhode Island	#FPR02889
Maine	#658

Exhibit 2.2(b)

Excluded Assets

Ford Van	Will be transferred to Iceland Springs

Exhibit 2.2(d)

Excluded Contracts

Eric Skae's Employment Agreement with Skae Beverage International

DISCLOSURE SCHEDULES

pursuant to

ASSET PURCHASE AGREEMENT

 by and among

BAYWOOD INTERNATIONAL, INC.,

a Nevada corporation

( “Baywood”),

BAYWOOD NEW LEAF ACQUISITION INC.,

a Nevada corporation

(“Buyer”),

SKAE BEVERAGE INTERNATIONAL, LLC

a Delaware limited liability company

(“SBI”)

and

ERIC SKAE

September 9, 2008

DISCLOSURE SCHEDULES

These Disclosure Schedules (herein called the “Schedule”, and specific sections within this Schedule may be referred to by Schedule number) are furnished by Skae Beverage International, LLC, a Delaware limited liability company  (“SBI”) pursuant to the Asset Purchase Agreement, dated as of September 9, 2008 (the “Agreement”) among SBI, Eric Skae, Baywood New Leaf Acquisition Inc., a Nevada corporation (“Buyer”) and Baywood International Inc., a Nevada corporation (“Baywood”), with respect to the sale of Purchased Assets in exchange for the consideration set forth in the Agreement.  Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

This Schedule is an integral part of the Agreement.  Disclosure is made in confidence on the terms and subject to the conditions of the Agreement.

Each section of this Schedule qualifies the correspondingly numbered section in the Agreement.  Disclosure of information in any section of the Schedule shall constitute disclosure of that information in all other subsections of that section of the Schedule. Notwithstanding references in the Agreement to subsections of any section of this Schedule, each section herein is responsive to all references to the Schedule found in any subsection of the correspondingly numbered section of the Agreement.  The titles and headings used herein are for reference purposes only and shall not in any manner limit the construction of the Schedule, and any disclosure made under any subheading hereunder is deemed made for all provisions of that corresponding section in the Agreement.

SBI and Eric Skae do not assume any responsibility to any person that is not a party to the Agreement for the form or accuracy of any information herein.  The information was not prepared or disclosed with a view to its potential disclosure to others.  This information is disclosed in confidence for the purposes contemplated in the Agreement and is subject to the mutual confidentiality provisions of any other agreements entered into by the parties.

This Schedule may be amended and updated at any time and from time to time prior to the Closing only as provided in the Agreement, and any amendments and waivers pursuant to the Agreement.  This Schedule on the date hereof is qualified by such amendments, additions and deletions after the date hereof.  Disclosure within a section herein applies to the correspondingly numbered section of the Agreement in its entirety, and subheadings within that section of the Schedule are for reference purposes only, and shall not affect the interpretation or limit any disclosure herein. Terms of documents summarized herein are qualified in their entirety by the documents themselves.  Every document listed in the Schedule has been delivered or made available to Buyer, Baywood or their counsel, except as otherwise expressly provided.

Section 2.6(b)

Earnout Payment Scenarios

Section 3.5

Undisclosed Liabilities

•

Accounting and legal fees associated with Baywood-Skae transaction, due diligence, and closing (approximate fees $65,000)

•

Claim by J.D. Beverage: $20,000

Section 3.8

Sufficiency of Assets

None

Section 3.9(a)

Intellectual Property

(i) Patents:

none

(ii) Trademarks:

New Leaf marks
Word Mark	Reg. 2916219
Design & Word Application	App. No. 77291122
Newleafbrands.com
Drink New Leaf.com
UPC Company Prefix
Midnightsunbrands.com

(iii) Copyrights:

none

(iv) Domain Name:

www.newleafbrands.com

Registered with Dotster via account # 222834 on August 13, 2007 by Eric Skae

Section 3.9(e)

Agreements Related to Intellectual Property

None

Section 3.10(a):
Contracts and Agreements

3.10 (a)

(i)

Eric Skae Agreement to be terminated at closing

(ii)

None

(iii)

None

(iv)

Month-to-month office lease with Ulster Heights Properties

(v)

None

(vi)

None

(vii)

Loan with Middlebury Equity Partners LLC

(viii)

None

(ix)

None

(x)

None

(xi)

Loan with Middlebury Equity Partners LLC; Baywood Bridge Loan

(xii)

Baywood Bridge Loan

(xiii)

None

(xiv)

None

(xv)

None

Signature Page – Asset Purchase Agreement

Section 3.13(b)

Licenses

None

See Exhibits to APA, Section 2.1(i)

Section 3.16

Environmental Matters

None

 Section 3.18

Certain Changes in Operations of SBI

None

Section 3.20

Transactions with Affiliates

None

 Section 3.24

Accounts Payable

None

Section 3.25

Accounts Receivable

None

Section 7.3

Required Consents

None